                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Under Rule 14a-12

                             U.S. INTERACTIVE, INC.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                                     [LOGO]





                             U.S. INTERACTIVE, INC.
                           2012 Renaissance Boulevard
                       King of Prussia, Pennsylvania 19406


                                                                    May 1, 2000




Dear Stockholders:


         It is my pleasure to invite you to the 2000 Annual Meeting of Stockholders of U.S. Interactive, Inc. to be held on Tuesday, May 23, 2000 at 10:00 a.m., Eastern Daylight Time, at the Wyndham Franklin Plaza Hotel, 17th & Race Streets, Philadelphia, Pennsylvania.

         Whether or not you plan to attend, and regardless of the number of shares you own, it is important that your shares be represented at the Annual Meeting. You are accordingly urged to complete, sign, date and return your proxy promptly in the enclosed envelope. Your return of a proxy in advance will not affect your right to vote in person at the Annual Meeting.

         I hope that you will attend the Annual Meeting. The officers and directors of the Company look forward to seeing you at that time.


                                           Very truly yours,




                                           /s/ Stephen T. Zarrilli

                                           Stephen T. Zarrilli
                                           Chief Executive Officer and
                                           President

                                     [LOGO]





                             U.S. INTERACTIVE, INC.
                           2012 Renaissance Boulevard
                       King of Prussia, Pennsylvania 19406

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                              Tuesday, May 23, 2000

                     -------------------------------------

To our Stockholders:

         The Annual Meeting of Stockholders (the "Meeting") of U.S. Interactive, Inc. (the "Company") will be held on Tuesday, May 23, 2000 at 10:00 a.m., E.D.T., at the Wyndham Franklin Plaza Hotel, 17th & Race Streets, Philadelphia, Pennsylvania, for the following purposes:

         1. To elect three Class II Directors, each for a term of three years and until their respective successors have been elected and qualified;

         2. To consider and vote upon a proposal to amend and restate the Company's 1998 Performance Incentive Plan;

         3. To consider and vote upon a proposal to approve the adoption of the Company's Employee Stock Purchase Plan;

         4. To consider and vote upon a proposal to approve a stock option granted by Soft Plus, Inc. to Michael M. Carter, the Company's Senior Vice President and Chief Marketing Officer;

         5. To ratify the appointment of KPMG LLP to serve as the Company's independent auditors for the fiscal year ending December 31, 2000; and

         6. To transact such other business as may properly come before the Meeting.

         Stockholders of record at 5:00 p.m. E.D.T. on April 7, 2000 are entitled to receive notice of and to vote at the Meeting.

         You are invited to attend the Meeting. Please carefully read the attached Proxy Statement for information regarding the matters to be considered and acted upon at the Meeting. We hope that you will attend the Meeting.

         WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED RETURN POSTAGE-PAID ENVELOPE. No postage need be affixed to the return envelope if mailed in the United States. If you attend the Meeting, you may withdraw your proxy and vote in person by ballot.

                                       By Order of the Board of Directors,




                                       /s/ Lawrence F. Shay

                                       Lawrence F. Shay
King of Prussia, Pennsylvania          Senior Vice President, Legal and
May 1, 2000                            Corporate Affairs,
                                       General Counsel and Secretary

                             U.S. INTERACTIVE, INC.
                           2012 Renaissance Boulevard
                       King of Prussia, Pennsylvania 19406


             -----------------------------------------------------

                                 PROXY STATEMENT

         This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and Proxy Card are being furnished in connection with the solicitation by the Board of Directors of U.S. Interactive, Inc. (the "Company") of proxies to be voted at the Annual Meeting of Stockholders scheduled to be held on Tuesday, May 23, 2000 at 10:00 a.m., Eastern Daylight Time, at the Wyndham Franklin Plaza Hotel, 17th & Race Streets, Philadelphia, Pennsylvania, and any adjournment or postponement thereof (the "Meeting"). This Proxy Statement and the enclosed Proxy Card are being furnished on or about May 1, 2000, to all holders of record of the Company's Common Stock (the "Common Stock") as of 5:00 p.m. E.D.T. on April 7, 2000. A copy of the Company's 2000 Annual Report to Stockholders, including consolidated financial statements for the fiscal year ended December 31, 1999, accompanies this Proxy Statement.

         At the Meeting, stockholders will elect three Class II directors, each to serve for a term of three years. Stockholders will also act upon proposals to: (i) amend and restate the Company's 1998 Performance Incentive Plan; (ii) approve the adoption of the Company's Employee Stock Purchase Plan; (iii) approve a stock option granted by Soft Plus, Inc. to Michael M. Carter, the Company's Senior Vice President and Chief Marketing Officer; and (iv) ratify the appointment of KPMG LLP to serve as the Company's independent auditors for the fiscal year ending December 31, 2000.

                        VOTING SECURITIES AND RECORD DATE

         The Board of Directors has fixed 5:00 p.m. E.D.T. on April 7, 2000 as the record date (the "Record Date") for determination of stockholders entitled to notice of and to vote at the Meeting. As of the Record Date, there were 22,951,902 shares of Common Stock issued and outstanding and there were no other voting securities of the Company outstanding. The presence at the Meeting, in person or by proxy, of a majority of the outstanding shares of Common Stock, or 11,475,952 shares, shall constitute a quorum for the Meeting. Each outstanding share of Common Stock entitles the record holder thereof to one vote. Abstentions and broker non-votes are not counted as votes cast on any matter to which they relate.

         Assuming the presence of a quorum, directors shall be elected by a plurality of the votes cast at the Annual Meeting for the election of directors. The three nominees who receive the most votes will be elected. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election.

         To be approved, each of the other proposals must receive the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote thereon. Abstentions of shares present at the Meeting will be counted in determining the presence of a quorum and in determining whether any of such proposals is approved. Accordingly, abstentions will have the effect of votes in opposition to the proposals. Broker non-votes will be counted in determining the presence of a quorum, but are not entitled to vote on the proposals. Accordingly, broker non-votes will not have the effect of votes in opposition to the proposals and will not affect the outcome of the vote on any of the proposals.

                             VOTING BY STOCKHOLDERS

         Eligible stockholders of record may vote at the Meeting in person or by means of the enclosed Proxy Card. You may specify your voting choices by marking the appropriate boxes on the Proxy Card. The proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to or at the Meeting, will be voted in accordance with the instructions specified thereon. If you properly sign and return your Proxy Card, but do not specify your choices, your shares will be voted by the proxy holders as recommended by the Board of Directors.

         The Board of Directors encourages you to complete and return the Proxy Card even if you expect to attend the Meeting. You may revoke your proxy at any time before it is voted at the Meeting by giving written notice of revocation to the Secretary of the Company, by submission of a proxy bearing a later date or by attending the Meeting in person and casting a ballot.

         The proxy holders, Robert W. Drennen and Philip L. Calamia, will vote all shares of Common Stock represented by Proxy Cards that are properly signed and returned by stockholders. The Proxy Card also authorizes the proxy holders to vote the shares represented with respect to any matters not known at the time this Proxy Statement was printed that may properly be presented for consideration at the Meeting. You must return a signed Proxy Card if you want the proxy holders to vote your shares of Common Stock.

         The cost of soliciting proxies will be borne by the Company. Following the mailing of proxy solicitation materials, proxies may be solicited by directors, officers and employees of the Company and its subsidiaries personally, by telephone or otherwise. Such persons will not receive any fees or other compensation for such solicitation. In addition, the Company will reimburse brokers, custodians, nominees and other persons holding shares of Common Stock for others for their reasonable expenses in sending proxy materials to the beneficial owners of such shares and in obtaining their proxies.

        It Is Important That Your Shares Are Represented At The Meeting.

    Whether Or Not You Expect To Attend The Meeting, Please Be Sure That The
     Enclosed Proxy Card Is Properly Completed, Dated, Signed, And Returned
      Without Delay In The Enclosed Envelope, Which Requires No Postage If
                          Mailed In The United States.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

         The Amended and Restated Bylaws of the Company (the "Bylaws") provide that the Company's business shall be managed by a Board of Directors of not less than six (6) and not more than fifteen (15) directors, with the number of directors to be fixed by the Board of Directors from time to time. The Board of Directors has fixed the number of directors, which shall constitute the entire Board of Directors at nine. The Bylaws also provide that the Company's Board of Directors is divided into three classes in the manner set forth in the Company's Amended and Restated Certificate of Incorporation: Class I, Class II and Class III, each class being as nearly equal in number as possible. The directors in each class serve terms of three years and until their respective successors have been elected and have qualified. There are presently three directors in Class I, three directors in Class II and three directors in Class III.

         The term of office of one class of directors expires each year in rotation so that one class is elected at each annual meeting of stockholders for a three-year term. The term of the three Class II directors, Stephen T. Zarrilli, William C. Jennings and Robert V. Napier will expire at the Meeting. The other six directors will remain in office for the remainder of their respective terms, as indicated below.

         Director candidates are nominated by the Board of Directors. Stockholders are also entitled to nominate director candidates for the Board of Directors in accordance with the procedures set forth in the Bylaws.

         At the Meeting, three Class II directors are to be elected. Each of the director nominees is presently a director of the Company. Each nominee has consented to being named as a nominee for director of the Company and has agreed to serve if elected. The directors will be elected to serve for three year terms and until their successors have been elected and have qualified. In the event that any nominee should become unavailable or unable to serve as a director, the persons named as proxies on the Proxy Card will vote for the person(s) the Board of Directors recommends.

         Set forth below is certain information regarding each nominee for Class II director and each Class III and Class I director, each of whose term of office will continue after the Meeting.

Nominees for Class II Directors

         Stephen T. Zarrilli, 38, has served as Chief Executive Officer since March 1999 and as President since May 1999. Prior thereto Mr. Zarrilli served as acting Chief Operating Officer from December 1998 until March 1999, as Senior Executive Vice President and Chief Financial Officer from August 1998 through December 1998, as Executive Vice President of Finance and Administration from September 1996 until July 1998, and as Secretary, Treasurer and Chief Financial Officer from January 1995 until September 1996. He served as a director of the Company from August 1995 until July 1998, and began his current term as a director in April 1999. From May 1994 to December 1994, Mr. Zarrilli served as Director of Finance for American Gaming Corporation, a publicly held development stage gaming company. From July 1983 to April 1994, Mr. Zarrilli was employed by Deloitte & Touche LLC, an international accounting and consulting firm, most recently as a Senior Manager in the firm's emerging businesses practice group.

         William C. Jennings, 60, has served as a director of the Company since August 1999. Mr. Jennings is an independent consultant. He was a partner at Coopers & Lybrand (which merged with Price Waterhouse to become PricewaterhouseCoopers) from 1992 to 1999. Prior to joining Coopers & Lybrand, he was Executive Vice President and Chief Financial Officer at Bankers Trust New York Corp. from October 1988 to January 1991. Prior thereto, Mr. Jennings served as Senior Executive Vice President, Administration, at Shearson Lehman Brothers, an investment banking and brokerage firm, from October 1985 to October 1988. Mr. Jennings currently serves as Chairman of the Board of Intellisource, Inc., a privately-held outsourcing company.

         Robert V. Napier, 53, has served as a director of the Company since October 1999. Mr. Napier has been Senior Vice President, Information Management and Chief Information Officer at Compaq Computer Corp., a computer manufacturer, since August 1999. Prior to joining Compaq, he was Senior Vice President and Chief Information Officer of Mariner Post-Acute Network, Inc., a health care provider which filed for bankruptcy under Chapter 11 under the federal bankruptcy code on January 18, 2000, from January 1998 to August 1999. From

January 1997 to January 1998, he was Chief Information Officer at Delphi Automotive Systems Corp., a supplier of components, modules and integrated systems to the automotive industry. Prior thereto, Mr. Napier was Vice President and Chief Information Officer of Lucent Technologies, Inc., a designer, developer and manufacturer of communications systems, software and products, from September 1995 to January 1997. Previous to that, he held a similar position from March 1993 to September 1995, at AT&T Global Business Communications Systems, which was one of the companies spun off by AT&T Corp. to form Lucent Technologies, Inc. Mr. Napier has been a director of Extant, Inc., a telecommunications service provider, since March 1999, and has been a member of the technical advisory board of Safeguard Scientifics since October 1996.

         The three director nominees receiving the most votes will be elected.

         The Board of Directors recommends that stockholders vote FOR the election of each of the nominated Class II Directors.

Incumbent Class III Directors - to Continue in Office for Terms Expiring in 2001

         John H. Klein, 54, has served as a director of the Company since September 1999. Since mid-1998, Mr. Klein has been Chairman and Chief Executive Officer of BiLogix, Inc., a company providing business intelligence software solutions; Chairman and Chief Executive Officer of Strategic Business and Technology Solutions LLC, a firm specializing in business planning and strategy formulation; Chairman of CyBear, an Internet service provider which primarily offers business solutions over the Internet; and Vice Chairman and director of Image Vision, a firm focused on developing, marketing, installing and supporting vertical imaging business solutions. From April 1996 to May 1998, he was Chairman and Chief Executive Officer of MIM Corporation, a provider of pharmacy benefit services to medical groups. Prior to that, he served as President of IVAX North American Multi-Source Pharmaceutical Group from January 1995 to January 1996, and as President and Chief Executive Officer of Zenith Laboratories, a generic pharmaceutical manufacturer, from May 1989 to 1995. Mr. Klein has been a director of Sunbeam Corporation, and has been a director and Chairman of the Audit Committee of Coleman Company, Inc. since 1999.

         Mohan Uttarwar, 41, has served as a director of the Company and as President of the Company's subsidiary U.S. Interactive Corp. (Delaware) since March 2000. Prior thereto, he founded Soft Plus, Inc., a provider of e-CRM solutions primarily to Internet service providers, wireless communications providers and other companies in the emerging communications industry which was acquired by U.S. Interactive in March 2000. Mr. Uttarwar served as President of Soft Plus from January 1994 to March 2000 and as CEO and Chairman of Soft Plus from January 1999 to March 2000. From October 1988 to March 1997, Mr. Uttarwar founded and served as President of Digital Tools, Inc., a supplier of Unix based project management software.

         Robert E. Keith, Jr., 58, has served as a director of the Company since June 1996. Mr. Keith serves as Chairman of the Board of Internet Capital Group, Inc. and is Vice Chairman of the Board of Safeguard Scientifics. Mr. Keith is also Managing General Partner of Technology Leaders II, L.P., where he has had principal operating responsibility since 1988. Mr. Keith also serves as a director of American Education Centers, Inc., Cambridge Technology Partners (Massachusetts), Inc., Masterpack International, Inc., Naviant Technology Solutions, Inc., Sunsource, Inc., and Whisper Communications, Inc., all of which are privately-held companies, except Cambridge Technology Partners (Massachusetts), Inc., Sunsource, Inc., Internet Capital Group, Inc. and Safeguard Scientifics.

Incumbent Class I Directors -- to Continue in Office for Terms Expiring in 2002

         Eric Pulier, 33, has been the Chairman of the Board since July 1998. He served as Chief Technology Officer from July 1998 to May 1999. Mr. Pulier was Chairman and CEO of Digital Evolution from July 1995 to July 1998 and acted in such capacities prior thereto. Mr. Pulier was the founder of Digital Evolution. Digital Evolution performed Internet consulting services for MCI, Microsoft, AT&T and Intel. Although Mr. Pulier had no involvement in the management or ownership of our company prior to our merger with Digital Evolution, we consider Mr. Pulier to be a co-founder of our business because of the continuity of Digital Evolution's business with ours. Mr. Pulier has been a director of Exist Corporation since November 1999. Mr. Pulier is currently a member of the Progressive Policy Institute's New Economy Task Force and is leading the health/technology forum for the Vice President of the United States.

         E. Michael Forgash, 42, has served as a director of the Company since October 1998. Mr. Forgash was President, Operations of Safeguard Scientifics from January 1998 to March 2000. Prior to joining Safeguard Scientifics, Mr. Forgash was President and Chief Executive Officer of Creative Multimedia from August 1996 to October 1997. Prior to that, Mr. Forgash was President at Continental HealthCare Systems from November 1994 to July 1996. Mr. Forgash serves as a director of Internet Capital Group, Inc. and eMerge Interactive, Inc. He also serves as a director of 4anything.com, Inc., Who? Vision Systems, Inc., XL Vision, Inc. and Integrated Visions, Inc., all of which are privately-held companies.

         John D. Shulman, 37, has served as a director of the Company since July 1998. Mr. Shulman has served as President and Chief Executive Officer of ONYX International, LLC, a merchant banking and venture capital firm, since 1995. Prior to this, Mr. Shulman was Director of Development for the Tower Companies, a diversified real estate and investment firm from 1988 to 1994. Mr. Shulman also serves as Chairman of Exist Corporation, and as a member of the board of Interactive Video Technologies, Inc., Phar-Mor, Inc., ChemLink Laboratories, LLC, Taiwan Mezzanine Fund I and Performance Distribution, Inc., all of which are privately-held companies, except Phar-Mor, Inc.

Compensation of Directors

         The Company does not pay fees to directors for serving on its Board of Directors. Directors who are not employees of the Company are reimbursed for their reasonable out-of-pocket expenses incurred in attending the meetings of the Board of Directors and committees thereof. In addition, directors of the Company are eligible to receive Stock Options under the 1998 Performance Incentive Plan.

         During 1999, Mr. Shulman received an option to acquire 25,000 shares of the Company's common stock at an exercise price of $9.25 as consideration for his service on the Board of Directors, and Messr. Jennings, Klein and Napier each received an option to acquire 50,000 shares of our common stock at a per share exercise price of $19.38, $21.38 and $18.125, respectively, in connection with their joining the board of directors. Each option granted to a director becomes exercisable in three equal annual installments and has an exercise price equal to Fair Market Value on the date of grant. Eric Pulier, the Company's Chairman of the Board, Stephen Zarrilli, the Company's Chief Executive Officer and President, and Mohan Uttarwar, the President of the Company's subsidiary U.S. Interactive Corp. (Delaware), each receive compensation for services as an employee.

Board of Directors' Meetings and Committees

         The Board of Directors held nine meetings (including regularly scheduled and special meetings) during the year ended December 31, 1999. The Board of Directors has established a standing Audit Committee and a Compensation Committee, each of which is composed of non-employee members of the Board of Directors. The membership of each of these standing committees is determined from time to time by the Board. The Board of Directors has not established a nominating committee; the entire Board of Directors votes on nominations of directors for the Company.

         The Audit Committee, which presently consists of William C. Jennings, Chairman, John H. Klein and John D. Shulman, did not hold any meetings during the year ended December 31, 1999. The committee's role is to select, subject to approval of the Board of Directors, a firm of independent certified public accountants to audit the books and accounts of the Company and its subsidiaries for the fiscal year for which they are appointed. In addition, the committee's role is to review and approve the scope and cost of all services (including nonaudit services) provided by the firm selected to conduct the audit. The committee's role is also to monitor the effectiveness of the audit effort and the Company's financial reporting, and reviews the Company's financial and operating controls.

         The Compensation Committee, which presently consists of John H. Klein, Chairman, William C. Jennings and Robert E. Keith, held one meeting during the year ended December 31, 1999. The committee is responsible for the approval and administration of the compensation program for the Company's President and Chief Executive Officer. The committee and the Board of Directors also review the compensation programs for the other senior executive officers of the Company, for which programs the Chief Executive Officer is responsible. The committee is also responsible for the grant of stock options as well as the administration of the various plans under which stock options are granted by the Company.

                    OWNERSHIP OF U.S. INTERACTIVE, INC. STOCK

         The following table sets forth certain information as of March 31, 2000, regarding the beneficial ownership of shares of Common Stock by: (i) each stockholder known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock; (ii) each director of the Company and nominee for director; (iii) each executive officer named in the Summary Compensation Table appearing below under "Executive Compensation"; and
(iv) all executive officers and directors as a group. Except as indicated in the footnotes to the table, the persons and entities named in the table have sole voting and investment power with respect to all shares of Common Stock which they respectively own beneficially. The information presented in the table is based upon the most recent filings with the Securities and Exchange Commission by such persons or upon information otherwise provided by such persons to the Company.

         The address of each person who is an officer or director of the Company is 2012 Renaissance Boulevard, King of Prussia, Pennsylvania 19406.

                                                                      Beneficial Ownership (1)
                                                                   ----------------------------
Beneficial Owner                                                     Shares         Percentage
-----------------------------------------------------------        -----------    -------------
Named Executive Officers and Directors:
   Eric Pulier (2).........................................        3,462,569            14.9%
   Stephen T. Zarrilli (3).................................          595,767             2.6
   Ajit M. Prabhu (4)......................................           46,376             *
   James J. Huser (5)......................................           10,810             *
   Mohan Uttarwar (6)......................................          984,310             4.3
   Philip L. Calamia (7)...................................           63,900             *
   John D. Shulman (8).....................................          308,429             1.3
   E. Michael Forgash......................................           11,778             *
   Robert E. Keith (9).....................................            4,471             *
   John H. Klein...........................................            1,000             *
   William C. Jennings.....................................                -             -
   Robert V. Napier........................................            2,000             *
All directors, executive officers
   as a group (14 persons) (10)............................        5,578,739            23.8
Former Named Executive Officer:
   Larry W. Smith (11).....................................          795,701             3.4
Other Five Percent Holder:
   Safeguard Scientifics, Inc. (12)........................        2,559,691            11.1

---------------------------
* Less than one percent (1%)

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Under such rules, shares are deemed to be beneficially owned by a person or entity if such person or entity has or shares the power to vote or dispose of the shares, whether or not such person or entity has any economic interest in such shares. Except as otherwise indicated, and subject to community property laws where applicable, the persons and entities named in the table above have sole voting and investment power with respect to all shares of Common Stocks shown as beneficially owned by them. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for purposes of computing the percentage ownership of the person or entity holding such option or warrant but are not deemed outstanding for purposes of computing the percentage ownership of any other person or entity.

(2) Includes 189,093 shares issuable upon exercise of options and 1,069 shares issuable upon exercise of options held by Heather Pulier, Mr. Pulier's wife. Includes 50,000 shares held by Mr. Pulier, as trustee, under the Eric Pulier 1999 Qualified Grantor Retained Annuity Trust.

(3) Includes 51,525 shares issuable upon exercise of options, 24,195 shares held as Custodian under the Uniform Transfers to Minors Act for the benefit of Mr. Zarrilli's three children, and 5,000 shares held as Custodian under the California Uniform Transfers to Minors Act for the benefit of Mr. Pulier's son. Includes 50,000 shares held by Mr. Zarrilli, as trustee, under the Stephen T. Zarrilli 1999 Qualified Grantor Retained Annuity Trust.

(4) Includes 45,376 shares which Mr. Prabhu is entitled to receive from InVenGen LLC under the terms of a confidential compensation agreement between Mr. Prabhu and InVenGen LLC upon the satisfaction of certain employment taxes by Mr. Prabhu. Excludes shares which Mr. Prabhu is entitled to receive in two equal installments on September 12, 2000 and March 12, 2001, under the same agreement and subject to satisfaction of the same condition. The Company acquired all of the assets of InVenGen LLC on March 12, 1999.

(5)      Includes 10,810 shares issuable upon exercise of options.

(6) Includes 208,400 shares held by The Chase Manhattan Trust Company, N.A., as escrow agent pursuant to the terms of an escrow agreement as security for certain contingent liabilities of Soft Plus, Inc., in connection with the Company's merger with Soft Plus on March 8, 2000.

(7)      Includes 47,400 shares issuable upon exercise of options.

(8) Includes 297,737 shares held jointly with Alison B. Shulman, Mr. Shulman's wife, as tenants by the entireties. Includes 10,692 shares issuable upon exercise of options.

(9) Includes 311 shares held through a self-directed account in the Safeguard Scientifics, Inc. ("Safeguard") 401(k) plan.

(10) Includes 393,323 shares issuable upon exercise of options, including 1,069 shares issuable upon exercise of options held by Mr. Pulier's wife.

(11)     Includes 200,000 shares held by Mr. Smith, as trustee, under the Larry
         W. Smith 1999 Qualified Grantor Retained Annuity Trust. Mr. Smith is one of the Company's co-founders and served as one of its directors from 1991 to May 1999, President from September 1991 to July 1998, and Chief Executive Officer from September 1996 to December 1998. Mr. Smith is party to a severance agreement with the Company relating to his resignation.

(12) Includes 2,114,787 shares issued to Safeguard 98 Capital L.P., 392,081 shares issued to Safeguard Delaware, Inc., 52,677 shares issued to Safeguard Scientific (Delaware), Inc., and 147 shares issued to Technology Leaders Management, Inc. Safeguard Delaware, Inc., Safeguard Scientific (Delaware), Inc and Technology Leaders Management, Inc. are wholly-owned subsidiaries of Safeguard. Safeguard Delaware, Inc. is the sole general partner of Safeguard 98 Capital L.P., and has sole authority and responsibility for all investments, voting and disposition decisions regarding such shares. Safeguard Delaware, Inc. holds approximately a 91.2% general partnership interest in Safeguard 98 Capital L.P. Robert E. Keith, one of the Company's directors, is a director of Safeguard. The address of Safeguard is Safeguard Scientifics, Inc., 800 The Safeguard Building, 435 Devon Park Drive, Wayne, Pennsylvania 19087.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table sets forth certain information concerning compensation paid or accrued by the Company for services during the fiscal year ended December 31, 1999, to the Company's Chief Executive Officer, its former Chief Executive Officer and each of the Company's four most highly compensated executive officers other than the Chief Executive Officer whose individual total salary and bonus on an annual basis exceeded $100,000 for that fiscal year (the "Named Executive Officers").


                                                                                  Long-Term
                                                                                 Compensation
                                                                                    Awards
                                                      Annual Compensation      ------------------
                                                  --------------------------       Securities          All Other
 Name and Principal Position(s)                      Salary          Bonus     Underlying Options    Compensation(1)
------------------------------------------        -----------    -----------   ------------------   ----------------
Eric Pulier, Chairman of the Board..............  $  235,000     $   58,750      $        -         $    7,058
Stephen T. Zarrilli, President and Chief
   Executive Officer............................     228,077         58,750         100,000              9,643
Larry W. Smith, former Chief Executive Officer        39,038              -               -            140,485(2)
Ajit M. Prabhu, Chief Technology Officer........     156,462         51,341               -              3,747
James J. Huser, Chief Operating Officer.........     138,461         33,750         200,000              2,250
Philip L. Calamia, Chief Financial Officer......     130,769         33,000         110,000              2,285

--------------

(1) Represents premiums paid for life insurance, automobiles and company matching of 401(k) contributions.

(2) Includes severance payments in the amount of $131,250. Mr. Smith resigned as Chief Executive Officer effective as of February 26, 1999.

Stock Options

         The following table sets forth-certain information concerning the grant of options to the Chief Executive Officer and the other Named Executive Officers in the year ended December 31, 1999. The Company has not granted any Stock Appreciation Rights. Mr. Zarrilli's option vests in four equal annual installments commencing March 1, 2000. Mr. Huser's option vested as to 35,000 shares on the date of grant, with the balance vesting in four equal annual installments commencing May 24, 2000. Mr. Calamia's option grant for 50,000 shares vested as to 25,000 shares on the date of grant, with the balance vesting in four equal annual installments commencing March 12, 2000. Mr. Calamia's option grant for 60,000 shares vests in four equal annual installments commencing May 24, 2000. No options were exercisable prior to the closing of the Company's initial public offering. Exercisability of vested option shares is limited under the terms of the respective grant agreements to the number of shares which can be exercised within the $100,000 limitation for Incentive Stock Options contained in the Internal Revenue Code of 1986, as amended; except for the 35,000 option shares of Mr. Huser which vested on the date of grant. Each of these grants was made under the Amended and Restated 1998 U. S. Interactive, Inc. Stock Option Plan. The material terms of such options appear in the following table:

                        Option Grants in Last Fiscal Year


                                                                                            Potential Realizable
                                                   Percent of                                Value at Assumed
                                     Number of       Total                                     Annual Rate of
                                      Shares        Options       Exercise                Stock Price Appreciation
                                     Underlying     Granted to     Price                      for Option Term(1)
                                      Options      Employees in    (per       Expiration    ------------------------
       Name                           Granted      Fiscal Year     share)        Date             5%           10%
--------------------------------     ---------     -----------    -------      ---------    ----------    ----------
Stephen T.  Zarrilli...........        100,000         4.0%         $5.00        3/1/09     $1,128,895    $2,093,742
James J. Huser.................        200,000         8.1           9.25       5/24/09      1,407,789     3,337,485
Philip L. Calamia..............         50,000         2.0           5.00       3/12/09        564,447     1,046,871
Philip L. Calamia..............         60,000         2.4           9.25       5/24/09        422,337     1,001,245
----------------

(1) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. These assumptions are not intended to forecast future appreciation of our stock price. The potential realizable value computation does not take into account federal or state income tax consequences of option exercises or sales of appreciated stock.

     On January 31, 2000, options to purchase a total of 875,000 shares were granted to seven of our executive officers. These options have an exercise price of $50.50 per share.

                 Aggregated Option Exercises in Fiscal 1999 and
                          Fiscal Year-End Option Values

         The following table sets forth the number of shares received upon exercise of stock options by each of the Named Executive Officers during the last completed fiscal year and the aggregate options to purchase shares of Common Stock of the Company held by the Named Executive Officers at December 31, 1999.

                                                                 Number of Securities
                                                               Underlying Unexercised         Value of Unexercised
                                                                  Options at Fiscal          In-the-Money Options at
                                    Shares          Value             Year-End (#)              Fiscal Year-End ($)(2)
                                  Acquired on     Realized     ---------------------------  ---------------------------
              Name                Exercise (#)      ($)(1)     Exercisable   Unexercisable  Exercisable   Unexercisable
-------------------------        -------------   ----------    -----------   -------------  -----------   -------------
Eric Pulier.............                 --             --       189,090             --     7,614,654              --
Stephen T. Zarrilli.....                 --             --        31,525        100,000     1,234,204       3,800,000
Larry W. Smith..........             63,051        411,093            --             --            --              --
Ajit M. Prabhu..........                 --             --            --             --            --              --
James J. Huser..........             15,000        435,313            --        185,000            --       6,243,750
Philip L. Calamia.......                 --             --        20,000        106,000       769,000       2,025,000

(1) Computed by multiplying the number of shares of Common Stock acquired upon exercise of options by the difference between (i) the per share fair market value of the Common Stock on the date of exercise and (ii) the exercise price per share.
(2) Computed by multiplying the number of options by the difference between (i) the per share market value of the Common Stock on December 31, 1999, $43.00, and (ii) the exercise price per share.

Employment Agreements

         The Company has entered into an employment agreement, dated July 1998, with Mr. Pulier, who currently serves as the Company's Chairman of the Board. Mr. Pulier's agreement is for a term of one year and automatically renews for additional one-year periods, unless either party provides 30 days notice of non-renewal. Under the agreement, Mr. Pulier currently receives a base salary of $275,000, a bonus at the discretion of the board of directors and benefits which the Company offers its other senior executives generally. The agreement also provides that Mr. Pulier shall serve as Chairman of the Board. The Company can terminate the agreement for "cause" and under certain other circumstances, including death or disability. In addition, Mr. Pulier may resign by giving the Company notice. If the agreement is terminated other than for "cause" or Mr. Pulier's voluntary resignation, the Company will make severance payments to Mr. Pulier in the amount of his base salary and bonus, if any, through the balance of the term of the agreement. In addition, any unvested options which he holds at the time of such early termination would become vested. The employment agreement contains certain restrictions on Mr. Pulier's ability to compete with the Company.

         The Company has also entered an employment agreement, dated as of July 30, 1999, with Mr. Zarrilli, who currently serves as the Company's President and Chief Executive Officer. The agreement is for an initial term ending December 31, 2000, and automatically renews for additional one-year periods, unless either party provides 30 days notice of non-renewal. Under the agreement, Mr. Zarrilli currently receives a base salary of $275,000, a bonus at the discretion of the board of directors and benefits which the Company offers its other senior executive officers. The agreement also provides that Mr. Zarrilli shall serve on the Company's board of directors. The Company can terminate the agreement for "cause" and under certain other circumstances, including the death or disability of Mr. Zarrilli. In addition, Mr. Zarrilli may resign by giving the Company notice. If the agreement is terminated other than for "cause" or Mr. Zarrilli's voluntary resignation, the Company will make severance payments to Mr. Zarrilli in the amount of his base salary and bonus, if any, through the balance of the term of the agreement. In addition, any unvested options which he holds at the time of such early termination would become vested. The employment agreement contains certain restrictions on Mr. Zarrilli's ability to compete with the Company.

         The Company has entered into an employment agreement, dated as of March 8, 2000, with Mr. Uttarwar, currently President of its subsidiary U.S. Interactive Corp. (Delaware). The agreement has a one year term. Under the agreement, Mr. Uttarwar, who reports directly to the Company's Chief Executive Officer, Mr. Zarrilli, receives a base salary of $200,000, a bonus at the discretion of the board of directors, and benefits which the Company offers its other senior executives generally. The agreement provides that Mr. Uttarwar shall serve as a member of the Company's board of directors through the date of its 2001 annual meeting of stockholders. The Company can terminate the agreement for "cause" and under certain other circumstances, including death or disability. Mr. Uttarwar may resign by giving the Company notice. If the agreement is terminated without "cause," the Company will make a severance payment to Mr. Uttarwar in the amount of his base salary and benefits through the balance of the term of the agreement and a pro rata portion of the bonus, if any, to which he would have been entitled through the date of termination. Termination "without cause" includes, for example, termination upon a change in control. In addition, any of his unvested options which would have vested prior to expiration of his term would become vested. If the agreement is terminated due to Mr. Uttarwar's disability, the Company will continue Mr. Uttarwar's base salary and benefits for three months following termination. Mr. Uttarwar is party to a separate agreement dated March 8, 2000, which contains certain restrictions on Mr. Uttarwar's ability to compete with the Company.

Severance Agreements

         Larry W. Smith resigned as the Company's Chief Executive Officer effective as of February 26, 1999, and as a director in May 1999. We entered into a severance agreement, effective as of February 26, 1999, in connection with his resignation. Under the severance agreement Mr. Smith received from the Company a severance payment of $131,250, paid in nine equal monthly installments, accrued but unused vacation time of $12,115, and health, life and disability insurance and other benefits for a nine-month period commencing February 26, 1999, including automobile reimbursement expenses up to a maximum of $700 per month. At that time, Mr. Smith also reaffirmed his non-disclosure and non-competition agreements which subsequently expired in February 2000.

         The Company has entered into a similar severance agreement with Richard Masterson effective May 18, 1999. Mr. Masterson resigned as the Company's President and as a director on May 18, 1999.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee members are John H. Klein, Chairman, William C. Jennings and Robert E. Keith, all of whom are non-employee directors of the Company.


         The information set forth in the following Report and Performance Graph shall not be deemed incorporated by reference into any existing or future filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which incorporate by reference this Proxy Statement, except to the extent that the Company specifically incorporates such information by reference.

         Report of the Compensation Committee of the Board of Directors
                            on Executive Compensation

         In 1999 the Board of Directors was directly responsible for the approval and administration of the compensation programs for Mr. Eric Pulier, the Company's Chairman of the Board, and Mr. Stephen T. Zarrilli, the Company's President and Chief Executive Officer. The Board of Directors was also responsible for the grant of options to the Company's employees, including its Chief Executive Officer and other executive officers, under the Company's various stock option plans and the administration of those plans.

         In 1999, Mr. Zarrilli was generally responsible for the approval and administration of compensation awards for the other executive officers of the Company, including those named in the Summary Compensation Table, subject to the review and approval by the Board of Directors.

Compensation Philosophy and Review

         The Company's executive compensation philosophy is to design a compensation package that enables the Company to attract, retain, and motivate high quality executive officers capable of maximizing stockholder value. The current compensation scheme includes three components: base salary; performance-based cash bonus; and equity incentives. The Company believes that its current compensation package rewards executive officers for long-term strategic management and enhancement of stockholder value by:

      o  Providing an opportunity to acquire equity ownership in the Company;

      o  Emphasizing both annual and long-term performance; and

      o Supporting a performance-based environment to promote a team-oriented focus for executive officers.

Base Salary

         The Board of Directors and Mr. Zarrilli based their recommendations for 1999 on an evaluation of the responsibilities associated with the executive officer's position and the experience of the executive officer and by reference to salaries paid to executive officers with comparable ability and experience in the competitive marketplace.

Cash and Equity Incentives

         During 1999 the Company awarded both cash and equity incentives for the Company's Chief Executive Officer and other executive officers.

         The cash incentives are intended to recognize the contribution of individual executive officers (including the Company's Chief Executive Officer) toward attainment of the Company's objectives, give additional incentive to the executive officers to increase growth and profitability of the Company and assist in attracting and retaining highly talented executive officers. Executive officers may receive awards based on individual and total Company performance at the discretion of the Board of Directors. Determinations as to cash incentives are not made subject to precise criteria or formulas. Accordingly, the determinations may be deemed informal and subjective although based on detailed considerations.

         The Company believes that equity compensation aligns employees' long-term objectives with those of stockholders in striving to maximize the Company's value. The Company's stock option plans provide all employees, including the Company's Chief Executive Officer and other executive officers, with the opportunity to receive stock options. Executive officers of the Company are granted stock options at the time of hire and periodically thereafter. In addition, executive officers promoted internally also may receive grants at the time of promotion. In accordance with this policy, each of the Company's current executive officers were granted one or more stock options during 1999. All grants are made subject to the terms and conditions of the stock option plan under which the grant is made. However, many such determinations are not subject to precise criteria or formulas. Accordingly, the determinations may be deemed informal and subjective although based on detailed considerations.

Chief Executive Officer's Compensation

         Mr. Zarrilli was named the Company's Chief Executive Officer in March 1999. In determining Mr. Zarrilli's base salary for 1999 in his capacity as Chief Executive Officer, the Board of Directors considered his prior performance with the Company, his responsibilities as Chief Executive Officer and salary ranges for comparable positions in other companies in the same or similar industries. Upon his appointment as Chief Executive Officer in March 1999, Mr. Zarrilli's salary was set at $235,000 per year. The Board of Directors determination was not subject to precise criteria or formulas. Accordingly, the determination may be deemed informal and subjective, although based on detailed considerations.

         The Board of Directors also awarded Mr. Zarrilli a cash bonus of $58,750 based on his continued efforts in developing and subsequent implementation of the overall objectives of the Company. Stock options were also granted to Mr. Zarrilli in March 1999 in recognition of his efforts, prior to his appointment as Chief Executive Officer, in making significant progress towards the development and implementation of the overall strategic objectives of the Board of Directors for the Company and his new appointment as Chief Executive Officer.

         Larry W. Smith resigned as the Company's Chief Executive Officer in February 1999. No actions were taken with respect to Mr. Smith's compensation during 1999, other than with respect to his severance package from the Company.

Deductibility of Executive Compensation Expenses

         In general, under Section 162(m) of the Code, the Company cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to any Named Executive Officer, except to the extent such excess constitutes performance-based compensation. The policy of the Company is to qualify future compensation arrangements to ensure deductibility, except in those limited cases where stockholder value is maximized by an alternate approach.


                             Compensation Committee
                       ---------------------------------

                             John H. Klein, Chairman

                               William C. Jennings

                                 Robert E. Keith

                             Stock Performance Graph

         The following graph compares the cumulative total return to stockholders of the Common Stock with the cumulative total return of the Nasdaq Stock Market (US) Index from August 10, 1999 to December 31, 1999. In addition, the graph also compares the Company's performance to that for the S&P Computer Software and Services Small Cap Index. The graph assumes that the value of the investment in the Common Stock and each index was $100 on August 10, 1999 and that all dividends were reinvested. The Company has not paid any cash dividends on its Common Stock and does not intend to do so in the foreseeable future. The performance graph is not necessarily indicative of future performance.

                         CERTAIN BUSINESS RELATIONSHIPS

         Eric Pulier, the Company's Chairman of the Board, and John D. Shulman, a director, are stockholders of Exist Corporation and owned during part of 1999, in the aggregate, 36%, of the equity of Exist on a fully diluted basis. Their aggregate ownership is currently 17% on a fully diluted basis. In addition, Mr. Pulier and Mr. Shulman each hold currently exercisable options to acquire an additional 6% of the equity ownership of Exist. Mr. Shulman is the Chairman of the Board and Mr. Pulier is a director of Exist. Pursuant to a professional services and consulting agreement dated January 6, 1999, the Company is providing professional services to Exist, including strategic design and development, in connection with Exist's development of an Internet global exchange platform. The agreement provides that Exist will pay a total of approximately $3.8 million for the services provided by the Company through December 1999. The professional services and consulting agreement dated January 6, 1999 replaces a prior agreement pursuant to which Exist paid a total of approximately $700,000 for similar services provided by the Company. Exist represented more than 10% of our revenue for the twelve months ended December 31, 1999.

         Mr. Pulier is the sole general partner of and together with his wife, Heather Pulier, owns 100% of Digital Evolution, L.P. Digital Evolution, L.P. owns 50% of Chromazone LLC. Mr. Pulier is also a director of Chromazone.

         Chromazone owns a 50% equity interest in NetSmart, Inc. (formerly Chromazone.com, Inc.) Mr. Pulier is a director of NetSmart. Pursuant to a professional services and consulting agreement dated September 1999 with NetSmart, the Company is providing professional services to NetSmart in connection with a customized dial up and web browser application. The agreement provides that NetSmart will pay the Company $2.9 million. Through December 31, 1999, services totaling approximately $2.8 million have been invoiced to NetSmart for the services provided to NetSmart under this agreement, of which approximately $2.0 million had been paid as of that date. The September 1999 agreement replaces a letter agreement dated April 6, 1999, between Chromazone and the Company pursuant to which Chromazone paid a total of approximately $300,000 for similar services provided by the Company.

         Pursuant to the same professional services and consulting agreement dated September 1999 with NetSmart, the Company is providing professional services to Citicorp Electronic Commerce, Inc. in connection with the development of a small business portal and a business plan for new business enterprises. The agreement provides that NetSmart will pay the Company $1.7 million. Through December 31, 1999, services totaling approximately $1.6 million have been invoiced to NetSmart under this agreement, of which approximately $1.4 million had been paid as of that date.

         Chromazone and NetSmart represented more than 13% of the Company's revenue for the twelve months ended December 31, 1999.

         Chromazone owns a 31% equity interest in Decision Support Systems, Inc.
(DSS). Pursuant to a professional services agreement dated July 20, 1999, with DSS, the Company provided professional services to DSS in connection with the development of the health care portal. The agreement provides that DSS will pay the Company $30,000. Through December 30, 1999, services totaling approximately $30,000 have been invoiced to DSS, all of which has been paid.

         Digital Evolution owns a 35% equity interest in Interactive Video Technology, Inc. (IVT). Pursuant to a professional services agreement dated September 1998 between IVT and Toyota Motor Sales, U.S.A., Inc., the Company was engaged to assist in Application Development for Toyota Motor Sales, U.S.A., Inc. The agreement provides that IVT will pay the Company $210,000. Through December 31, 1999, services totaling approximately, $210,000 have been invoiced to IVT, of which IVT has paid a total of $164,000.

         Michael M. Carter previously held options to purchase 50,000 shares of common stock of Soft Plus, Inc., which he received as compensation for his service on the Soft Plus advisory board, which options were converted into options to purchase a total of 18,658 shares of our common stock upon completion of the Soft Plus merger.

             Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Exchange Act requires the Company's executive officers, directors and persons who own more than ten percent (10%) of the Common Stock (collectively, "Reporting Persons") to file initial reports of ownership and reports of changes of ownership of the Common Stock with the Securities and Exchange Commission ("SEC") and the Nasdaq Stock Market. Reporting Persons are required to furnish the Company with copies of all forms that they file under Section 16(a). Based solely upon a review of the copies of such forms received by the Company or written representations from Reporting Persons, the Company believes that, with respect to the year ended December 31, 1999, all Reporting Persons complied with all applicable filing requirements under Section 16(a).

           PROPOSAL 2 - TO APPROVE AN AMENDMENT AND RESTATEMENT OF THE
            1998 PERFORMANCE INCENTIVE PLAN OF U.S. INTERACTIVE, INC.

         The Board of Directors has adopted a proposal to amend and restate the 1998 Performance Incentive Plan of U.S. Interactive, Inc. ("Plan") to increase the number of shares of Common Stock reserved for issuance under the Plan by 3,500,000 shares, from 3,000,000 shares to 6,500,000 shares, to allow outside consultants providing services to the Company to receive grants or Awards under the Plan and to provide for the discretion to grant options exercisable within six months of the date of grant. The amendment and restatement of the Plan is subject to stockholder approval.

         As of March 31, 2000, options to purchase a total of 2,824,350 shares of Common Stock were outstanding under the Plan. Additional options to purchase a total of 175,650 shares of Common Stock are presently available for issuance under the Plan. The Board of Directors believes that the proposed increase in the number of shares of Common Stock which may be issued under the Plan is necessary to ensure that sufficient shares will be available to support the Company's continuing efforts to attract and retain highly qualified employees. The Board of Directors believes that allowing outside consultants to participate in the Plan will enhance the Company's continuing efforts to attract and retain the services of highly qualified outside consultants.

         Certain additional information regarding the adoption of the Plan and options presently outstanding under the Plan, together with a description of the principal provisions of the Plan is set forth below under "Certain Information Regarding the Plan."

         To be approved, the Proposal must receive the affirmative vote of a majority of the shares of the Common Stock present in person or represented by proxy at the Meeting and entitled to vote thereon.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE AMENDMENT AND RESTATEMENT OF THE PLAN.

                     Certain Information Regarding The Plan

         As of March 31, 2000, options to purchase a total of 2,824,350 shares of Common Stock were outstanding under the Plan. These options have exercise prices ranging from $9.25 to $67.13 per share. Additional options to purchase a total of 175,650 shares of Common Stock may be issued under the Plan. The Company proposes that the number of shares of Common Stock which may be issued under the Plan be increased to a level sufficient to enable the Company to continue to attract and retain highly qualified personnel, including senior management.

         On March 31, 2000, the closing price of the Common Stock was $35.75 per share, as reported by the Nasdaq Stock Market. Options to purchase a total of 884,500 shares outstanding under the Plan on that date had exercise prices per share equal to or lower than $35.75. Of these "in the money" options, options to purchase a total of 49,000 shares of Common Stock are presently exercisable.

Summary of the Plan.

         The description that follows is an overview of the material provisions of the Plan, as restated and amended. The description, however, does not purport to be a complete description of all the provisions of the Plan. A copy of the Plan appears as Exhibit A to the Proxy Statement. Capitalized terms have their meaning defined in the Plan.

         Effective Date and Term of Plan. The effective date of the Plan is September 21, 1998, and it shall remain in effect until December 31, 2017 unless sooner terminated by the Board of Directors.

         Purposes. The purposes of the Plan are to advance the interests of the Company and its stockholders by strengthening the ability of the Company to attract, retain and reward employees, the Board of Directors and consultants, to motivate officers and other selected employees to achieve business objectives established to promote the long-term growth, profitability and success of the Company, and to encourage ownership of the Common Stock of the Company by participating officers and other selected employees.

         Administration. The Plan is administered by a Committee of the Board of Directors, consisting of not less than two members of the Board, each of whom must meet certain independence qualifications. The Committee selects the Participants to whom discretionary grants and awards may be made, the types and amounts of the grants and awards, the times at which they are made and all other terms and conditions of the grants and wards, including establishing Performance Goals, measures and periods. Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify outstanding grants and awards under the Plan. The Committee also has the full power to construe and interpret the Plan and make any determination of fact incident to the Plan; promulgate, amend and rescind rules and regulations relating to the implementation, operation and administration of the Plan; and make all other determinations and take all other actions as the Committee may deem necessary or advisable for the administration and operation of the Plan. As of March 31, 2000, there were approximately 411 employees and 6 non-employee directors eligible to participate in the Plan.

STOCK OPTIONS.

         Eligibility and Limitations. Any Employee of the Company or a Subsidiary may be granted Stock Options. Directors and Consultants may be granted Non-Qualified Stock Options only. The maximum number of shares of Common Stock which may be issued and delivered upon the exercise of Non-Qualified Stock Options granted under the Plan is currently 3,000,000, and under the Proposal would increase to 6,500,000. The maximum number of shares of Common Stock which may be issued and delivered upon the exercise of Incentive Stock Options is currently 3,000,000, and under the Proposal would increase to 6,500,000. The maximum number of shares of Common Stock in respect of which Stock Options may be granted to any Employee, Director or Consultant during any calendar year currently is 200,000, and under the proposal would increase to 400,000. The Plan also contains certain limitations required by the Internal Revenue Code of 1986, as amended (the "Code"), on the number of shares issuable to any employee in any calendar year and on the timing of the exercise of Options by Employees in each calendar year (based upon the value of the options so exercised). If any outstanding Option granted under the Plan for any reason expires or is terminated, the shares of Common Stock allocable to the Option may again be subject to an Option under the Plan.

         Option Exercise Price. The per share exercise price of Stock Options granted under the Plan is determined by the Committee prior to or at the time of grant, but may not be less than 100% of Fair Market Value of the Common Stock on the date of the grant. The exercise price of Incentive Stock Options issued to an Employee owning more than ten percent (10%) of the total combined voting power of all classes of stock of the Company may not be less than 110% of the Fair Market Value on the date of the grant.

         Option Term and Exercisability. The term of each Stock Option is fixed by the Committee. The term of Incentive Stock Options may not exceed ten years after the date of grant, or five years in the case of an employee owning more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.

         Stock Options are exercisable at such time or times and subject to such terms and conditions as determined by the Committee at the date of grant; except that no Stock Option can be exercised during the first six months after the date of grant. Under the proposed amendment and restatement the Committee would have the discretion to grant options which are exercisable within six months after the date of grant. Unless the Committee specifies otherwise, every option granted pursuant to this Plan vests and becomes exercisable with respect to 25% of the Common Stock issuable upon exercise thereof on each of the first, second, third, and fourth anniversaries of the date of grant.

         Early Expiration upon Termination of Relationship. Except as otherwise provided in the applicable Option Agreement, Options granted to employees which have not vested terminate upon termination of the employee's employment with the Company or its subsidiaries for death, disability or termination without Cause. All vested Options expire to the extent not exercised before the end of third month (one year if termination is caused by Employee's death or Disability) following the date of termination. Upon voluntary termination of an Employee's employment or termination for Cause, all unexercised Options, whether or not vested, terminate immediately upon the earlier to occur of the date the Employee receives notice of the termination or the actual date of termination. Except as otherwise provided in the applicable Option Agreement, upon termination of a Director's directorship for death, disability or removal without cause, all Options that are not vested and exercisable on the date of termination terminate and all vested Options expire to the extent not exercised before the end of third month (one year if termination is caused by the Director's death or disability) following the date of such termination. Upon removal for cause all unexercised Options, whether or not vested, terminate upon the earlier to occur of the date the Director receives notice of the termination or the actual date of termination.

STOCK APPRECIATION RIGHTS.

         In General. Stock Appreciation Rights in respect of shares of Common Stock may be granted under the Plan alone, in tandem with, in addition to or independent of a Stock Option or other grant or Award under the Plan. A Stock Appreciation Right entitles a Participant to receive an amount equal to the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the Fair Market Value of a share of Common Stock on the date of grant of the Stock Appreciation Right, or such other higher price set by the Committee, multiplied by the number of shares of Common Stock with respect to which the Stock Appreciation Right is exercised.

         Eligibility And Limitations. Employees, Directors and Consultants are eligible to receive Stock Appreciation Rights. The maximum number of shares of Common Stock in respect of which Stock Appreciation Rights may be granted is 1,000,000. The maximum number of shares of Common Stock which may be issued and delivered in payment or settlement of Stock Appreciation Rights is 500,000. The maximum number of shares of Common Stock in respect of which Stock Appreciation Rights may be granted to any person during any calendar year is 100,000.

         Exercisability. A Stock Appreciation Right may be exercised by a Participant at such time or times and in such manner as is authorized by the Committee and set forth in the related grant agreement, except that in no event shall a Stock Appreciation Right be exercisable within the first six months after the date of grant. Except as otherwise provided in the applicable Stock Appreciation Right grant agreement, Stock Appreciation Rights terminate at the time the Participant ceases to be an Employee, Director or Consultant.

RESTRICTED STOCK GRANTS AND AWARDS.

         In General. A Restricted Stock Grant is the issuance of shares of Common Stock in the name of an Employee, Director or Consultant, subject to such terms and conditions as the Committee determines. Such terms and conditions may include restrictions on the sale, assignment, transfer or other disposition of such shares and the requirement that the Participant forfeit the shares back to the Company (i) upon termination of employment, directorship or consulting relationship, (ii) if any specified Performance Goals are not achieved, or (iii) if such other conditions as the Committee may specify are not satisfied.

         Eligibility And Limitations. Any Employee, Director or Consultant of the Company or a Subsidiary may receive a Restricted Stock Grant. The maximum number of shares of Common Stock which may be issued as Restricted Stock under the Plan shall is 1,000,000. The maximum number of shares of Common Stock which may be issued to any Participant as Restricted Stock during any calendar year may not exceed 50,000. The maximum amount any Participant may receive as a Restricted Stock Grant in any calendar year may not exceed $500,000, determined using the Fair Market Value of the Restricted Stock Grant as at the date of the grant thereof.

         Restriction Period. Except as otherwise provided in the related grant agreement, Restricted Stock Grants provide that to receive shares of Common Stock free of restrictions, (1) the Employee must remain in the employment of the Company or its Subsidiaries for a period of not less than four years, (2) a Director must remain a Director for a period of not less than four years, and
(3) a Consultant must remain must remain a Consultant for a period of not less than four years.

         The Committee may provide for the lapse of restrictions in installments during the Restricted Period, and may establish one or more Performance Goals that are required to be achieved during one or more Performance Periods as a condition to the lapse of those restrictions.

         Restrictions. During the Restricted Period, Participants are not entitled to delivery of the shares of the Common Stock and may not sell, transfer, encumber or otherwise dispose of the Restricted Shares. The Committee may include such other restrictions and conditions as it deems appropriate.

         Payment. At the end of Restricted Period, the Committee has discretion to require that the Restricted Stock be retained by the Company, and that the Participant receive a cash payment in lieu of unrestricted shares of Common Stock.

         Rights as a Shareholder. A Participant owning Restricted Stock has all of the rights of a stockholder of the Company, including the right to vote the shares and receive any cash dividends paid thereon. Stock dividends distributed with respect to shares of Restricted Stock are treated as additional shares under the Restricted Stock Grant and are subject to the same restrictions and other terms and conditions.

PERFORMANCE GRANTS AND AWARDS.

         Eligibility and Terms. A Performance Grant, which may be granted to Employees, Directors and Consultants of the Company and its Subsidiaries, is the prospective contingent right, expressed in Units, to receive payments of shares of Common Stock, cash or any combination thereof, with each Unit equivalent in value to one share of Common Stock, or equivalent to such other value or monetary amount designated or established by the Committee, based upon Company performance over a specified Performance Period. At the time each Performance Grant is made, the Committee establishes the Performance Period, the Performance Measure and the targets to be attained relative to such Performance Measure in respect of such Performance Grant. A Performance Award is the number of shares of Common Stock and/or the amount of cash earned and payable in settlement of a Performance Grant as determined at the end of the Performance Period.

         Limitations on Grants and Awards. The maximum number of shares of Common Stock which may be issued pursuant to Performance Grants is 500,000. The maximum number of shares which may be the subject of Performance Grants made to any Participant in respect of any Performance Period or during any calendar year is 50,000. The maximum amount any Participant may receive during any calendar year as Performance Awards pursuant to Performance Grants may not exceed $1,000,000, determined using the Fair Market Value of such Performance Awards as of the last day of the applicable Performance Period or the date of payment, whichever is higher.

         Payment of Awards. Payment in settlement of a Performance Award may be made in shares of Common Stock, in cash, or in any combination of Common Stock and cash, and at such time or times, as the Committee, in its discretion, shall determine.

OTHER STOCK-BASED GRANTS AND AWARDS.

         In General. The Committee may make Stock Based Grants, which are other Grants and Awards pursuant to which Common Stock, Common Stock Equivalents, or other Units are, or in the future may be, acquired by Participants.

         Eligibility And Limitations. The Committee may make Stock-Based Grants to Employees, Directors or Consultants of the Company and its Subsidiaries.

         The aggregate number of shares of Common Stock issued to Participants pursuant to Stock-Based Grants and Awards will not exceed 500,000. No Participant shall receive more than 50,000 shares of Common Stock in settlement of Stock-Based Grants ("Stock-Based Awards") during any calendar year. The maximum amount any Participant may receive in Stock-Based Awards during any calendar year shall not exceed $1 million, determined using the Fair Market Value of any shares of Common Stock delivered in payment of the Stock-Based Awards on the date or dates of the payment thereof.

         Payment of Awards. Payment of Stock-Based Awards may be made in cash, in shares of Common Stock, or in any combination of cash and shares of Common Stock, and at such time or times, as the Committee shall determine.

OTHER PROVISIONS.

         Transferability of Grants. Grants and Awards under the Plan are not (i) assignable, alienable or transferable by a Participant, except by will or the laws of descent and distribution, or (ii) subject to the lien or claims of any creditor of any Participant. During the lifetime of a Participant, Stock Options and Stock Appreciation Rights are exercisable only by, and shares of Common Stock issued upon the exercise of Stock Options and Stock Appreciation Rights or in settlement of other Awards will be issued only to, and other payments in settlement of any Award will be payable only to, the Participant or his or her legal representative. The Committee may, in its sole discretion, authorize written designations of beneficiaries and authorize Participants to designate beneficiaries with the authority to exercise Stock Options and Stock Appreciation Rights granted to a Participant in the event of his or her death. The Committee may, in its sole discretion, allow limited rights of transferability as described in the Plan.

         Repricing. In no event shall any Stock Option or Stock Appreciation Right be granted to a Participant in exchange for the Participant's agreement to the cancellation of any Stock Options or Stock Appreciation Rights then held by the Participant if the exercise price of the new grant is lower than the exercise price of the grant to be cancelled. In no event shall any Stock Option or Stock Appreciation Right be amended to reduce the option exercise price, except pursuant to an adjustment upon any change in the capital structure, capitalization or Common Stock of the Company, or any other change affecting the Common Stock.

         Change in Control. In the event of a Change in Control of the Company, the Board of Directors, in its sole discretion, may provide for accelerated exercise and/or vesting of Stock Options, Stock Appreciation Rights and Restricted Stock Grants, for removal of transfer restrictions, and/or that Performance Grants and other Stock-Based Grants shall be deemed to have been fully earned, at the maximum amount of the award opportunity specified in the grant agreement, as of the date of the Change in Control.

         Adjustment Upon Changes In Capital Structure. In the event of any change in the capital structure, capitalization or Common Stock of the Company, or any other change affecting the Common Stock, the Board of Directors, in its discretion, may make appropriate adjustments to the grants and awards made or awardable under the Plan to reflect such change.

         Tax Consequences. There are no tax consequences to the optionee or the Company upon the grant of a Non-Qualified Stock Option pursuant to the Plan. On exercising a Non-Qualified Stock Option, the optionee realizes ordinary income to the extent that the market value of the Common Stock exceeds the exercise price, and the Company may claim a tax deduction of like amount. There are no tax consequences to the optionee or the Company upon the grant of an Incentive Stock Option pursuant to the Plan, nor on the exercise of an Incentive Stock Option, provided the optionee meets the required holding period to exercise of the Option. Assuming that an optionee holds the stock received for the required holding period under the Code, the optionee will receive capital gain treatment upon the sale of the stock, but the Company will not receive a tax deduction.

         Resale of Shares. The shares issuable upon exercise of options which have already been granted, and shares which are presently reserved for issuance under the Plan have previously been registered on a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"). In the event that the amendment to the Plan is approved by the stockholders of the Company, the Company intends to register the additional shares issuable upon exercise of options granted under the Plan on a Registration Statement on Form S-8 under the Securities Act. Participants who are affiliates of the Company may not resell the shares acquired under the Plan under the Form S-8 Registration

Statement. Such resales may either be pursuant to a resale prospectus or be effected in accordance with Rule 144 under the Securities Act (unless otherwise exempt from registration under the Securities Act).

         Amendments. The Board or the Committee may suspend or terminate the Plan or any portion thereof at any time and may amend it from time to time in such respects as the Board or the Committee may deem advisable; provided, however, that no such amendment shall be made without stockholder approval to the extent such approval is required by law, agreement or the rules of any exchange upon which the Common Stock is listed, and no such amendment, suspension or termination shall impair the rights of Participants under outstanding Options without the consent of the Participants affected thereby, except as otherwise provided herein.

         Plan Benefits. To date, the only grants and awards under the Plan have been Stock Options. As of March 31, 2000, the aggregate market value of the 2,824,350 shares of Common Stock issuable upon exercise of options then outstanding under the Plan was approximately $100,970,513, based on a price per share of Common Stock of $35.75 on that date.

         As noted above, the number of options, and the terms and conditions of a specific option grant under the Plan are determined by the Committee from time to time in its discretion, subject to the terms of the Plan and the requirements of applicable law. Accordingly, the number of options, and their respective terms and conditions, to be received by or allocated to persons eligible to receive options under the Plan in the future are not presently determinable. The table below shows the number of options which were granted under the Plan during the fiscal year ended December 31, 1999, and the total number of options granted under the Plan from its inception to date.

                                                                                        Options
                                                                   Options Granted   Granted During
                                                                        to Date         Fiscal 1999
                                                                   ---------------   --------------
Eric Pulier................................................              200,000               --
Chairman of the Board

Stephen T. Zarrilli........................................              200,000               --
President and Chief Executive Officer

Larry W. Smith.............................................                   --               --
Former Chief Executive Officer

Ajit M. Prabhu.............................................               75,000               --
Chief Technology Officer

James J. Huser.............................................               75,000               --
Chief Operating Officer

Philip L. Calamia..........................................               75,000               --
Chief Financial Officer

William C. Jennings........................................               50,000           50,000
Director

Robert V. Napier...........................................               50,000           50,000
Director

All current executive officers as a group                                625,000               --

All current non-employee directors as a group                            150,000          150,000

Non-executive officer employees as a group                             2,049,350        1,091,500


         The foregoing table lists all Named Executive Officers and nominees for director who have received grants under the Plan, and all persons who have received 5% or more of the total options granted under the Plan. No associate of a current director, current executive officer or nominee for director has received a grant under the Plan.

PROPOSAL 3 - TO APPROVE THE ADOPTION OF THE U.S. INTERACTIVE, INC. EMPLOYEE STOCK PURCHASE PLAN

         At the Meeting, the stockholders are being asked to approve the adoption of the Company's Employee Stock Purchase Plan (the "ESPP"), as adopted by the Board of Directors, and the reservation of 1,000,000 shares of Common Stock for issuance thereunder. The ESPP becomes effective July 1, 2000, subject to stockholder approval.

         The description that follows is an overview of the material provisions of the ESPP and is qualified in its entirety by references to the ESPP. Capitalized terms have their meaning defined in the Plan. A copy of the complete ESPP (without exhibits) is attached hereto as Exhibit B.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ADOPTION OF THE ESPP.

Description of the ESPP

         Purpose. The purpose of the ESPP is to provide employees of the Company and its subsidiaries with an opportunity to purchase Common Stock at a discount from the market price, through payroll deductions, and to thereby promote the Company's best interests and enhance the Company's long-term performance.

         Administration. The Board of Directors is responsible for the administration of the Plan. The interpretation and construction by the Board of Directors or Committee is, to the full extent permitted by law, final. The Board may delegate the administration of the Plan to the Company's Compensation Committee or any other committee of the Board.

         In the event that insufficient shares are available under the ESPP for a full allocation of shares to all Participants during a given Offering Period, the Board of Directors shall make a pro rata allocation based on the Participants' respective Contribution Account balances of the shares remaining available for purchase.

         Eligibility. All employees of the Company, or its subsidiaries are eligible to participate in the ESPP except the following: (i) employees who are customarily employed for less than 20 hours per week; (ii) employees who are customarily employed for less than five months in a calendar year; (iii) employees who own or hold options to purchase or who, as a result of participation in the ESPP, would own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company as determined pursuant to Section 424(d) of the Code; and (iv) employees whose right to purchase Common Stock under the ESPP accrue at a rate which exceeds $12,500 worth of stock for each Participation Period or $25,000 for each calendar year in which such option is outstanding. As of March 31, 2000, there are approximately 717 employees eligible to participate in the ESPP.

         Offering Period and Enrollment. Each Participation Period of Common Stock under the ESPP is for a period of six (6) months. Participation Periods commence on the first day of January and July of each year. The Board or the Committee may change the duration of Participation Periods without stockholder approval, subject to certain limitations set forth in the ESPP.

         Eligible Employees may participate in any Participation Period by enrolling as of the first day of the Participation Period that coincides with or next follows the Eligible Employee's first day of employment with the Company, or as of the first day of any subsequent Participation Period. Once enrolled, a Participant automatically will participate in each succeeding Participation Period unless the Participant withdraws from the ESPP by the 15th day of the month in which the Participation Period ends. Upon enrollment, a Participant authorizes payroll deductions of up to fifteen percent (15%) of the Participant's base salary or wages, exclusive of bonuses, overtime, shift premiums, incentive compensation, and sales commissions received during a Participation Period. After a Participant sets the rate of payroll deductions for a Participation Period, the Participant may increase or decrease the rate during a Participation Period by giving notice at least fifteen (15) days before the first day of the pay period for which the change is effective. The Board, Committee, or the senior human resources officer of the Company may, in their discretion, limit the number of changes during any Participation Period.

         Purchase of Stock. The number of whole shares that a Participant may purchase in any Participation Period is determined by dividing the total amount of payroll deductions withheld from the Participant during the Participation Period by the price per share determined as described below. The purchase takes place automatically on the Exercise Date (as defined in the ESPP). Any cash balance remaining in a Participant's account following the purchase will be carried forward for use in the next Participation Period unless the Participant requests that the balance be returned to the Participant.

         No Participant may purchase shares in any Participation Period which are equal to more than fifteen percent (15%) of the Participant's Compensation during the applicable Participation Period divided by the Exercise Price on the Exercise Date. In no event may the Participant purchase more than $25,000 worth of Common Stock in any calendar year or $12,500 in any Participation Period.

         Purchase Price. The purchase price of shares purchased in any Participation Period will be 85% of the lesser of (a) the Closing Price on the first Trading Date of the applicable Participation Period or (b) the Closing Price on the Exercise Date of the applicable Participation Period.

         Withdrawal. A Participant may discontinue his or her payroll deduction election for a Participation Period by giving notice at a time, and in a manner, prescribed by the Board or Committee. This voluntary discontinuance of Plan participation must occur no later than the 15th day of the month in which the Participation Period ends. Once discontinued, a Participant may not increase the rate of participation or rejoin the Plan until the next Participation Period.

         Termination of Employment. Except in the case of retirement after a Participant reaches age 65, a termination of the employment of a Participant for any reason during a Participation Period shall be deemed to have discontinued Plan participation on the first day of such Participation Period. Any balance remaining in the Participant's Contribution Account at the time of such termination from employment shall be refunded (without interest) to the Participant within thirty (30) days following such termination.

         Retirement. A Participant who terminates employment during a Participation Period on or after the first day of the month in which the Participant reaches age 65 shall be deemed to have retired. If a Participant retires during the first three months of a Participation Period, the Participant shall be deemed to have discontinued Plan participation on the first day of such Participation Period. The balance in the Participant's Contribution Account shall be refunded (without interest) to the Participant within thirty (30) days following such retirement. If a Participant retires during the last three (3) months of a Participation Period, payroll deductions will cease at the time of such termination. Unless the Participant elects to receive the balance in his or her Contribution Account (without interest) before the applicable Exercise Date, the balance in the Participant's Contribution Account shall be used to purchase whole shares of Common Stock on the Exercise Date for the Participation Period in which the termination occurs. (Any amounts remaining in the Contribution Account after the purchase of whole shares of Common Stock shall be paid to the Participant (without interest) within thirty (30) days following the Exercise Date.)

         Death. If a Participant dies during a Participation Period, the balance that is credited to the Participant's Contribution Account shall be used to purchase whole shares of Common Stock on the Exercise Date for the Participation Period in which the Participant died, unless the Participant's estate elects to receive the balance in his or her Contribution Account (without interest) before the applicable Exercise Date. This Common Stock shall be distributed to the Participant's estate as soon as practicable following such Exercise Date. (In addition, any amounts remaining in the Contribution Account after the purchase of whole shares of Common Stock shall be paid to the estate (without interest) within thirty (30) days following such Exercise Date.)

         Disability. If a Participant incurs a Disability during a Participation Period, payroll deductions for that Participant will cease on the date of Disability. Unless the Participant elects to receive the balance in his or her Contribution Account (without interest) before the applicable Exercise Date, the balance in the Participant's Contribution Account shall be used to purchase whole shares of Common Stock on the Exercise Date for the Participation Period in which the Disability occurs. (Any amounts remaining in the Contribution Account after the purchase of whole shares of Common Stock shall be paid to the Participant (without interest) within thirty (30) days following such Exercise Date.)

         Leaves of Absence. Payroll deductions will cease when a Participant begins an unpaid leave of absence. Unless the Participant elects to receive the balance in his or her Contribution Account (without interest) before the applicable Exercise Date, the balance in the Participant's Contribution Account shall be used to purchase whole shares of Common Stock on the Exercise Date for the Participation Period in which the leave begins. (Any amounts remaining in the Contribution Account after the purchase of whole shares of Common Stock shall be paid to the Participant (without interest) within thirty (30) days following such Exercise Date.) If a Participant's unpaid leave of absence extends beyond ninety (90) days, the Participant will be deemed terminated from employment on the later of the 91st day of leave or the date on which the Participant no longer has re-employment rights.

         Recapitalization. The number of shares of Common Stock available under the Plan, the number of shares of Common Stock that are subject to each outstanding Option, and the Exercise Price may be adjusted by the Board or Committee to reflect any increase or decrease in the number of shares of issued Common Stock resulting from any subdivision or consolidation of shares, the payment of a stock dividend, or other increase or decrease in the number of shares outstanding effected without receipt of consideration by the Company. Adjustments shall be made in the sole discretion of the Board or Committee, and its decision shall be final and binding.

         Dissolution and Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Participation Period then in progress shall be shortened by setting a new Exercise Date and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board or Committee.

         Change in Control. In the event of a Change in Control of the Company, the Participation Period then in progress shall be shortened by setting a new Exercise Date. The New Exercise Date shall be before the date of the Change in Control.

         Amendment and Termination of the ESPP. The Board, the Committee or the Company's stockholders, insofar as permitted by law, may at any time amend or terminate the ESPP except that no amendment may increase the number of shares of Common Stock under the ESPP, materially increase the benefits accruing to Participants under the ESPP or otherwise materially modify the requirements for eligibility without the approval of the stockholders of the Company. Without the consent of the Participant, no amendment may adversely affect any Option granted prior to the adoption of the amendment. If the Plan is terminated, the Committee shall give notice to affected Participants, terminate all payroll deductions, and pay to the Participants any balances remaining in their Contribution Accounts (without interest) as soon as practicable following such termination.

         Tax Consequences. The ESPP is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code. Participants will not recognize income for federal income tax purposes either upon enrollment in the ESPP or upon purchase of shares thereunder. All tax consequences of purchasing shares under the ESPP are deferred until the Participant sells or otherwise disposes of the shares or dies. The Company will be entitled to a deduction for federal income tax purposes to the extent that a Participant recognizes ordinary income on a disqualifying disposition of the shares in the year of the disqualification. The foregoing is intended to be a brief summary of the tax consequences of transactions under the ESPP based on federal tax laws in effect on March 31, 2000. As federal, state and local tax laws may change, the federal, state and local tax consequences for any Participant will depend upon his or her individual circumstances.

         Plan Benefits. The number of options granted under the ESPP during fiscal year 2000 cannot be determined at this time because the number of options granted depends on the number of Eligible Employees that elect to participate in the ESPP and the amount they wish to contribute towards the purchase of shares of the Common Stock.

               PROPOSAL 4 - TO APPROVE THE GRANT OF A STOCK OPTION
                              TO MICHAEL M. CARTER

         Our Chief Marketing Officer, Michael E. Carter, served on the Advisory Board of Soft Plus, Inc. prior to its merger with U.S. Interactive Corp. (Delaware) on March 8, 2000. As compensation for his services in that capacity, on May 14, 1999, Soft Plus granted Mr. Carter an option to acquire 50,000 shares of Common Stock of Soft Plus, Inc. at an exercise price of $.50 per share. Under the terms of the merger with Soft Plus, Mr. Carter's option was converted into an option to acquire 18,675 shares of the Company's Common Stock at a per share exercise price of $1.34 using the same formula and in the same manner as all other options granted by Soft Plus. The option is fully vested and by its terms, fully exercisable. All other terms of the option remain the same following the merger. The option will expire on May 13, 2009. The option terminates upon termination of service with the Company, as more fully described in the Soft Plus 1999 Stock Option Plan filed as Exhibit 10.7 to the Company's Registration Statement on Form S-1 (Reg. No. 33-32224) with the Securities and Exchange Commission on March 10, 2000.

         Under certain corporate governance rules applicable to companies listed for quoting on NASDAQ, plans which permit options to be granted to executive officers or directors of a listed company generally must be approved by the company's stockholders. In connection with the Company's merger with Soft Plus, Inc., NASDAQ required and the Company and Mr. Carter agreed that Mr. Carter would not be permitted to exercise this option unless the option was approved by the Company's stockholders in accordance with state law.

         Mr. Carter currently holds options to acquire 158,500 shares of the Company's Common Stock, other than the converted Soft Plus option, at an average weighted exercise price of $27.84, of which 19,625 are currently exercisable at an average weighted exercise price of $4.93.

         To be approved, the Proposal must receive the affirmative vote of a majority of the shares of the Common Stock present in person or represented by proxy at the Meeting and entitled to vote thereon.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF MR. CARTER'S OPTION.

                PROPOSAL 5 - APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors of the Company has appointed KPMG LLP, certified public accountants, as the Company's independent auditors for the fiscal year ending December 31, 2000, subject to ratification of such appointment by stockholders. The submission of the appointment of KPMG LLP for ratification by the stockholders is not required by law or by the Company's Bylaws and is being done for the sole purpose of ascertaining the views of the stockholders of the Company with respect to such appointment. If such appointment is not ratified, the Board of Directors may appoint another firm as the Company's independent auditors for the year ending December 31, 2000. Representatives of KPMG LLP are expected to be present at the Meeting, will be given an opportunity to make a statement if they desire to do so, and will be available to answer appropriate questions from stockholders.

                   SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE
                       2000 ANNUAL MEETING OF STOCKHOLDERS

         Stockholder proposals submitted for inclusion in the Proxy Statement for the 2001 Annual Meeting of Stockholders must be received by the Company at the Company's corporate headquarters address and must be submitted in accordance with Rule 14a-8 of the Exchange Act on or before January 1, 2001.

         Under the Company's Bylaws, stockholder proposals which are not submitted for inclusion in the Company's Proxy Statement for the 2001 Annual Meeting of Stockholders must be received by the Secretary of the Company: not less than 70 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; PROVIDED, HOWEVER, that in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 70 days, from such anniversary date, notice by the stockholder must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 70th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

                                 OTHER BUSINESS

         The Board of Directors does not intend to bring any other matter before the Meeting and does not know of any other business which others will present for consideration at the Meeting. Except as the Board of Directors may otherwise permit, only the business set forth and discussed in the Notice of Annual Meeting of Stockholders and this Proxy Statement may be acted on at the Meeting. If any other business does properly come before the Meeting the proxy holders will vote on such matters according to their discretion.

         The enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the Annual Meeting:
(i) approval of the minutes of a prior meeting of stockholders if such approval does not amount to ratification of the action taken at that meeting; (ii) the election of any person to any office for which a bona fide nominee is named in this Proxy Statement and such nominee is unable to serve or, for good cause, will not serve; (iii) any proposal omitted from this Proxy Statement and proxy pursuant to Rule 14a-8 or Rule 14a-9 promulgated under the Securities Exchange Act of 1934; and (iv) matters incident to the conduct of the Annual Meeting. In connection with such matters, the persons named in the enclosed proxy card will vote in accordance with their best judgment.


                          By Order of the Board of Directors,




                          /s/ Lawrence F. Shay

                          Lawrence F. Shay
                          Senior Vice President, Legal and Corporate Affairs, General Counsel and Secretary

         ALL STOCKHOLDERS ARE URGED TO COMPLETE, SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. THANK YOU FOR YOUR PROMPT ATTENTION TO THIS MATTER.

                                    EXHIBIT A

              Amended and Restated 1998 Performance Incentive Plan
                            of U.S. Interactive, Inc.

1.       PURPOSE.

         The purposes of the Amended and Restated 1998 Performance Incentive Plan (the "Plan") of U.S. Interactive, Inc. (the "Company") are to advance the interests of the Company and its shareholders by strengthening the ability of the Company to attract, retain and reward employees, the Board of Directors and consultants, to motivate officers and other selected employees to achieve business objectives established to promote the long-term growth, profitability and success of the Company, and to encourage ownership of the Common Stock of the Company by participating officers and other selected employees. The Plan authorizes performance-based stock and cash incentive compensation in the form of stock options, stock appreciation rights, restricted stock, performance grants and awards, and other stock-based grants and awards. The Board of Directors and consultants may also be awarded Non-Qualified Stock Options.

2.       DEFINITIONS.

         For the purposes of the Plan, the following terms shall have the following meanings:

         (a) "Adjusted Net Income" means, with respect to any calendar or other fiscal year of the Company, the amount reported as "Net Income" in the audited Consolidated Income Statement of the Company and Subsidiaries for such year (as set forth in the Company's Annual Report to Shareholders for such year), adjusted to exclude any of the following items: (i) extraordinary items (as described in Accounting Principles Board Opinion No. 30); (ii) gains or losses on the disposition of discontinued operations; (iii) the cumulative effects of changes in accounting principles; (iv) the writedown of any asset; and (v) charges for restructuring and rationalization programs.

         (b) "Annual Net Income Per Share" means, with respect to any calendar or other fiscal year of the Company in respect of which a determination thereof is being or to be made, the Adjusted Net Income for such year divided by the average number of shares of Common Stock outstanding during such year.

         (c) "Award" means any payment or settlement in respect of a grant made pursuant to the Plan, whether in the form of shares of Common Stock or in cash, or in any combination thereof.

         (d) "Board Of Directors" means the Board of Directors of the Company.

         (e) "Cause", unless otherwise determined by the Committee, means (i) a Participant's action or failure to act which (a) would materially adversely affect the reputation, operations or financial condition of the Company or any of its Subsidiaries; (ii) a willful failure by the Participant to perform such Participant's duties, except as a result of the Disability or death of the Participant; or (iii) a Participant's theft, embezzlement, perpetration of fraud, or misappropriation of any tangible or intangible assets or property of the Company or any of its Subsidiaries or attempted theft, embezzlement, perpetration of fraud, or misappropriation of any tangible or intangible assets or property of the Company or any of its Subsidiaries. In addition, and without limiting any of the foregoing, "Cause" for purposes of this Plan shall also mean "Cause" as that term is defined in a Participant's employment agreement, if any, with the Company or a Subsidiary.

         (f) "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor statute thereto, together with the published rulings, regulations and interpretations duly promulgated thereunder.

         (g) "Committee" means the committee of the Board of Directors established and constituted as provided in Section 5 of the Plan.

         (h) "Common Stock" means the common stock, $.001 par value, of the Company, or any security issued by the Company in substitution or exchange therefore or in lieu thereof.

         (i) "Common Stock Equivalent" means a Unit (or fraction thereof, if authorized by the Committee) substantially equivalent to a hypothetical share of Common Stock, credited to a Participant and having a value at any time equal to the Fair Market Value of a share of Common Stock (or such fraction thereof) at such time.

         (j) "Company" means U.S. Interactive, Inc. a Delaware corporation, or any successor corporation.

         (k) "Consultant" means any person or entity engaged by the Company or any Parent or Subsidiary to render consulting or advisory services to such entity.

         (l) "Covered Employee" means any person who is a "covered employee" within the meaning of Section 162(m) of the Code.

         (m) "Cumulative Net Income" means, in respect of any Performance Period, the aggregate cumulative amount of the Adjusted Net Income for the calendar or other fiscal years of the Company during such Performance Period.

         (n) "Cumulative Net Income Per Share" means, in respect of any Performance Period, the aggregate cumulative amount of the Annual Net Income Per Share for the calendar or other fiscal years of the Company during such Performance Period.

         (o) "Director" means a member of the Board of Directors of the Company.

         (p) "Disability" shall mean permanent and total disability, as defined in Section 22(e) of the Code.

         (q) "Dividend Equivalent" means, in respect of a Common Stock Equivalent and with respect to each dividend payment date for the Common Stock, an amount equal to the cash dividend on one share of Common Stock payable on such dividend payment date.

         (r) "Employee" means any individual, including any officer of the Company, who is on the active payroll of the Company or a Subsidiary at the relevant time.

         (s) "Exchange Act" means the Securities Exchange Act of 1934, as amended and in effect from time to time, including all rules and regulations promulgated thereunder.

         (t) "Fair Market Value" means, in respect of any date on or as of which a determination thereof is being or to be made, the average of the high and low per share sale prices of the Common Stock reported on the exchange on which such shares are traded on such date (if the grant date is not a business trading day, the determination shall be made based upon the relevant data for the next preceding trading day), or, if the Common Stock was not traded on such date, the average of the highest bid and the lowest ask per share price reported for such date on the exchange on which such shares of Common Stock are traded. If the Common Stock is not traded on an exchange, the Fair Market Value shall be that determined by the Committee in good faith based on such factors as the members thereof, in the exercise of their business judgment, consider relevant.

         (u) "Incentive Stock Option" means any option to purchase shares of Common Stock granted pursuant to the provisions of Section 6 of the Plan that is intended to be and is specifically designated as an "incentive stock option" within the meaning of Section 422 of the Code; provided, however, no option shall be an incentive stock option unless this Plan is approved by the stockholders of the Company within twelve (12) months after the effective date of this Plan.

         (v) "Non-Qualified Stock Option" means any option to purchase shares of Common Stock granted pursuant to the provisions of Section 6 of the Plan that is not an Incentive Stock Option.

         (w) "Option Agreement" has the meaning ascribed thereto in Section 6(a) of the Plan.

         (x) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

         (y) "Participant" means any Employee, Director or Consultant of the Company or a Subsidiary who receives a grant or Award under the Plan.

         (z) "Performance Grant" means a grant made pursuant to Section 9 of the Plan, the Award of which is contingent on the achievement of specific Performance Goals during a Performance Period, determined using a specific Performance Measure, all as specified in the grant agreement relating thereto.

         (aa) "Performance Goals" mean, with respect to any applicable grant made pursuant to the Plan, the one or more targets, goals or levels of attainment required to be achieved in terms of the specified Performance Measure during the specified Performance Period, all as set forth in the related grant agreement.

         (bb) "Performance Measure" means, with respect to any applicable grant made pursuant to the Plan, one or more of the criteria identified at Section 9(c) of the Plan selected by the Committee for the purpose of establishing, and measuring attainment of, Performance Goals for a Performance Period in respect of such grant, as provided in the related grant agreement.

         (cc) "Performance Period" means, with respect to any applicable grant made pursuant to the Plan, the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select during which the attainment of one or more Performance Goals will be measured to determine whether, and the extent to which, a Participant is entitled to receive payment of an Award pursuant to such grant.

         (dd) "Plan" means this Amended and Restated 1998 Performance Incentive Plan of the Company, as set forth herein and as hereafter amended from time to time in accordance with the terms hereof.

         (ee) "Restricted Stock" means shares of Common Stock issued pursuant to a Restricted Stock Grant under Section 8 of the Plan so long as such shares remain subject to the restrictions and conditions specified in the grant agreement pursuant to which such Restricted Stock Grant is made.

         (ff) "Restricted Stock Grant" means a grant made pursuant to the provisions of Section 8 of the Plan.

         (gg) "Stock Appreciation Right" means a grant in the form of a right to benefit from the appreciation of the Common Stock made pursuant to Section 7 of the Plan.

         (hh) "Stock Option" means and includes any Non-Qualified Stock Option and any Incentive Stock Option granted pursuant to Section 6 of the Plan.

         (ii) "Subsidiary" means any corporation or entity in which the Company directly or indirectly owns or controls 50% or more of the equity securities issued by such corporation or entity having the power to vote for the election of directors.

         (jj) "Unit" means a bookkeeping entry used by the Company to record and account for the grant, settlement or, if applicable, deferral of an Award until such time as such Award is paid, cancelled, forfeited or terminated, as the case may be, which, except as otherwise specified by the Committee, shall be equal to one Common Stock Equivalent.

3.       EFFECTIVE DATE; TERM.

         (a) Effective Date. The Plan shall be effective upon approval by the shareholders and the Board of Directors. Nothing under this Plan shall affect the rights of any person pursuant to any grant issued under the Plan as originally adopted.

         (b) Term. The Plan shall remain in effect until December 31, 2017, unless sooner terminated by the Board of Directors. Termination of the Plan shall not affect grants and Awards then outstanding.

4.       SHARES OF COMMON STOCK SUBJECT TO PLAN.

         (a) Maximum Number of Shares Available for Issuance under the Plan. The maximum aggregate number of shares of Common Stock which may be issued pursuant to the Plan, subject to adjustment as provided in Section 4(b) of the Plan, shall be 6,500,000 (which includes options issued under the Plan as originally adopted), plus (i) any shares of Common Stock issued under the Plan that are forfeited back to the Company or are cancelled, and (ii) any shares of Common Stock that are tendered, whether by physical delivery or by attestation, to the Company by a Participant as full or partial payment of the exercise price of any Stock Option granted pursuant to the Plan, in connection with the payment or settlement of any other grant or Award made pursuant to the Plan, or in payment of any applicable withholding for federal, state, city, local or foreign income, payroll or other taxes incurred in connection with the exercise of any Stock Option or Stock Appreciation Right granted under the Plan or the receipt or settlement of any other grant or Award under the Plan. The shares of Common Stock which may be issued under the Plan may be authorized and unissued shares or issued shares which have been reacquired by the Company. No fractional share of the Common Stock shall be issued under the Plan. Awards of fractional shares of the Common Stock, if any, shall be settled in cash.

         (b) Adjustments upon Changes in Capital Structure. In the event of any change in the capital structure, capitalization or Common Stock of the Company such as a stock dividend, stock split, recapitalization, merger, consolidation, split-up, combination or exchange of shares or other form of reorganization, or any other change affecting the Common Stock, such proportionate adjustments, if any, as the Board of Directors in its discretion may deem appropriate to reflect such change shall be made with respect to: (i) the maximum number of shares of Common Stock which may be (1) issued pursuant to the Plan, (2) the subject of any type of grant or Award under the Plan, and (3) granted, Awarded or issued to any Participant pursuant to any provision of the Plan; (ii) the number of shares of Common Stock subject to any outstanding Stock Option, Stock Appreciation Right or other grant or Award made to any Participant under the Plan; (iii) the per share exercise price in respect of any outstanding Stock Options and Stock Appreciation Rights; (iv) the number of shares of Common Stock and the number of Units or the value of such Units, as the case may be, which are the subject of grants and Awards then outstanding under the Plan; and (v) any other term or condition of any grant affected by any such change.

5.       ADMINISTRATION.

         (a) The Committee. The Plan shall be administered by the Committee to be appointed from time to time by the Board of Directors and, except as provided herein, comprised of not less than two of the then members of the Board of Directors who qualify as "non-employee directors" within the meaning of Rule 16b-3 promulgated under the Exchange Act and as "outside directors" within the meaning of Section 162(m) of the Code. Members of the Committee shall serve at the pleasure of the Board of Directors. The Board of Directors may from time to time remove members from, or add members to, the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business and the acts of a majority of the members present at any meeting at which a quorum is present shall be the acts of the Committee. Any one or more members of the Committee may participate in a meeting by conference telephone or similar means where all persons participating in the meeting can hear and speak to each other, which participation shall constitute presence in person at such meeting. Action approved in writing by a majority of the members of the Committee then serving shall be fully as effective as if the action had been taken by unanimous vote at a meeting duly called and held. The Company shall make grants and effect Awards under the Plan in accordance with the terms and conditions specified by the Committee, which terms and conditions shall be set forth in grant agreements and/or other instruments in such forms as the Committee shall approve.

         (b) Committee Powers. The Committee shall have full power and authority to operate and administer the Plan in accordance with its terms. The powers of the Committee include, but are not limited to, the power to: (i) select Participants; (ii) establish the types of, and the terms and conditions of, all grants and Awards made under the Plan, subject to any applicable limitations set forth in, and consistent with the express terms of, the Plan; (iii) make grants and pay or otherwise effect Awards subject to, and consistent with, the express provisions of the Plan; (iv) establish Performance Goals, Performance Measures and Performance Periods, subject to, and consistent with, the express provisions of the Plan; (v) reduce the amount of any grant or Award; (vi) prescribe the form or forms of grant agreements and other instruments evidencing grants and Awards under the Plan; (vii) pay and to defer payment of Awards on such terms and conditions, not inconsistent with the express terms of the Plan, as the Committee shall determine; (viii) direct the Company to make conversions, accruals and payments pursuant to the Plan; (ix) construe and interpret the Plan and make any determination of fact incident to the operation of the Plan; (x) promulgate, amend and rescind rules and regulations relating to the implementation, operation and administration of the Plan; (xi) adopt such modifications, procedures and subplans as may be necessary or appropriate to comply with the laws of other countries with respect to Participants or prospective Participants in such other countries; (xii) delegate to other persons the responsibility for performing administrative or ministerial acts in furtherance of the Plan; (xiii) engage the services of persons and firms, including banks, consultants and insurance companies, in furtherance of the Plan's activities; and (xiv) make all other determinations and take all other actions as the Committee may deem necessary or advisable for the administration and operation of the Plan. In making these determinations, the Committee shall take into account any limitations on the issuance of grants and Awards that may exist as a result of agreements entered into by the Company.

         (c) Committee's Decisions Final. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan, and of any grant agreement, shall be final, conclusive and binding upon all Participants, and all persons claiming through Participants, affected thereby.

         (d) Administrative Accounts. For the purpose of accounting for Awards deferred as to payment, the Company shall establish bookkeeping accounts expressed in Units bearing the name of each Participant receiving such Awards. Each account shall be unfunded, unless otherwise determined by the Committee in accordance with Section 15(d) of the Plan.

         (e) Certifications. In respect of each grant under the Plan to a Covered Employee which the Committee intends to be "performance based compensation" under Section 162(m) of the Code, the provisions of the Plan and the related grant agreement shall be construed to confirm such intent, and to conform to the requirements of Section 162(m) of the Code, and the Committee shall certify in writing (which writing may include approved minutes of a meeting of the Committee) that the applicable Performance Goal(s), determined using the Performance Measure specified in the related grant agreement, was attained during the relevant Performance Period at a level that equaled or exceeded the level required for the payment of such Award in the amount proposed to be paid and that such Award does not exceed any applicable Plan limitation.

6.       STOCK OPTIONS.

         (a) In General. Options to purchase shares of Common Stock may be granted under the Plan and may be Incentive Stock Options or Non-Qualified Stock Options. All Stock Options shall be subject to the terms and conditions of this
Section 6 and shall contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee shall determine. Each Option granted hereunder to a Participant shall be embodied in a written option agreement ("Option Agreement"), signed by the Participant and by a duly authorized officer of the Company. Stock Options may be granted in addition to, or in tandem with or independent of Stock Appreciation Rights or other grants and Awards under the Plan. The Committee may grant Stock Options that provide for the automatic grant of a replacement Stock Option if payment of the exercise price and/or any related withholding taxes is made by tendering (whether by physical delivery or by attestation) shares of Common Stock or by having shares of Common Stock withheld by the Company. The replacement Stock Option would cover the number of shares of Common Stock tendered or withheld, would have a per share exercise price equal to at least 100% of the Fair Market Value of a share of Common Stock on the date of the exercise of the original Stock Option, and would have such other terms and conditions as may be specified by the Committee and set forth in the related grant agreement.

         (b) Eligibility and Limitations. Any Employee of the Company or a Subsidiary may be granted Stock Options. Directors and Consultants may be granted Non-Qualified Stock Options only. The Committee shall determine, in its discretion, the persons or entities to whom Stock Options will be granted, the timing of such grants, and the number of shares of Common Stock subject to each Stock Option granted; provided, that (i) the maximum aggregate number of shares of Common Stock which may be issued and delivered upon the exercise of Non-Qualified Stock Options granted under the Plan shall be 6,500,000 (includes options issued under the Plan as originally adopted), (ii) the maximum aggregate number of shares of Common Stock which may be issued and delivered upon the exercise of Incentive Stock Options shall be 6,500,000 (includes options issued under the Plan as originally adopted), (iii) the maximum number of shares of Common Stock in respect of which Stock Options may be granted to any Employee, Director or Consultant during any calendar year shall be 400,000, and (iv) in respect of Incentive Stock Options, the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the shares of Common Stock with respect to which an Incentive Stock Option becomes exercisable for the first time by a Participant during any calendar year shall not exceed $100,000, or such other limit as may be required by the Code, except that, any Stock Option intended to qualify as an Incentive Stock Option that cannot be exercised as such because of this limitation shall be converted into and exercised as a Non-Qualified Stock Option.

         (c) Option Exercise Price. The per share exercise price of each Stock Option granted under the Plan shall be determined by the Committee prior to or at the time of grant, but in no event shall the per share exercise price of any Stock Option be less than 100% of the Fair Market Value of the Common Stock on the date of the grant of such Stock Option. The exercise price of an Incentive Stock Option issued to any Employee owning more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, as determined under Code ss. 424(d) shall be 110% of the Fair Market Value of the Common Stock on the date of the grant of such Stock Option.

         (d) Option Term. The term of each Stock Option shall be fixed by the Committee; except that in no event shall the term of any Incentive Stock Option exceed ten years after the date such Incentive Stock Option is granted, or five years in the case of an Employee owning more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, as determined under Code ss. 424(d). Any Option granted more than 10 years from the effective date of the Plan will be a Non-Qualified Stock Option.

         (e) Exercisability. A Stock Option shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the date of grant. Unless the Committee specifies otherwise in the Option Agreement, every Option granted pursuant to this Plan will vest and become exercisable with respect to 25% of the Common Stock issuable upon exercise thereof (rounded to the nearest whole share; rounded up in the event of a half-share) on each of the first, second and third anniversaries of the date of grant and the remainder shall vest on the fourth anniversary of the date of grant.

         (f) Early Expiration upon Termination of Relationship.

                   (i) Employees. Except as otherwise provided in the applicable Option Agreement, upon termination of an Employee's employment with the Company or its Subsidiaries for death, Disability or termination without Cause by the Company or a Subsidiary, all Options or portions thereof held by such Employee that are not vested and exercisable on the date of such termination shall expire and be forfeited as of such date and all vested Options held by such Employee shall expire to the extent not theretofore exercised at the end of third month (one year if termination is caused by Employee's death or Disability) following the date of such termination. Upon voluntary termination of an Employee's employment or termination for Cause of an Employee's employment by the Company or a Subsidiary, all unexercised Options, whether or not vested, shall terminate immediately upon the earlier to occur of the date the Employee receives notice of the termination or the actual date of termination.

                   (ii) Directors. Except as otherwise provided in the applicable Option Agreement, upon termination of a Director's directorship with the Company or its Subsidiaries for death, Disability or removal without cause, all Options or portions thereof held by such Director that are not vested and exercisable on the date of such termination shall expire and be forfeited as of such date and all vested Options held by such Director shall expire to the extent not theretofore exercised at the end of third month (one year if termination is caused by Director death or Disability) following the date of such termination. Upon removal for Cause from the Board of Directors by the Company or a Subsidiary, all unexercised Options, whether or not vested, shall terminate immediately upon the earlier to occur of the date the Director receives notice of the termination or the actual date of termination.

                   (iii) Consultants. Except as otherwise provided in the applicable Option Agreement, upon termination of a Consultant's relationship with the Company or its Subsidiaries for any reason, as determined by the Company, all Options or portions thereof held by such Consultant that are not vested and exercisable on the date of such termination shall expire and be forfeited as of such date and all vested Options held by such Consultant shall expire to the extent not theretofore exercised at the end of third month following the date of such termination.

         (g) Method of Exercise. A Stock Option may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price, plus any required withholding taxes, in cash or, if permitted by the terms of the related grant agreement or otherwise approved in advance by the Committee, in shares of Common Stock already owned by the Participant valued at the Fair Market Value of the Common Stock on the date of exercise. The Committee may also permit Participants, either on a selective or aggregate basis, to simultaneously exercise Stock Options and sell the shares of Common Stock thereby acquired pursuant to a brokerage or similar arrangement approved in advance by the Committee and to use the proceeds from such sale to pay the exercise price and withholding taxes.

7.       STOCK APPRECIATION RIGHTS.

         (a) In General. Stock Appreciation Rights in respect of shares of Common Stock may be granted under the Plan alone, in tandem with, in addition to or independent of a Stock Option or other grant or Award under the Plan. A Stock Appreciation Right entitles a Participant to receive an amount equal to the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the Fair Market Value of a share of Common Stock on the date of grant of the Stock Appreciation Right, or such other higher price as may be set by the Committee, multiplied by the number of shares of Common Stock with respect to which the Stock Appreciation Right shall have been exercised.

         (b) Eligibility And Limitations. Any Employee, Director or Consultant of the Company or a Subsidiary selected by the Committee may be granted Stock Appreciation Rights. The Committee shall determine, in its discretion, the persons or entities to whom Stock Appreciation Rights will be granted, the timing of such grants and the number of shares of Common Stock in respect of which each Stock Appreciation Right is granted; provided that (i) the maximum aggregate number of shares of Common Stock in respect of which Stock Appreciation Rights may be granted shall be one million, (ii) the maximum aggregate number of shares of Common Stock which may be issued and delivered in payment or settlement of Stock Appreciation Rights shall be 500,000, and (iii) the maximum number of shares of Common Stock in respect of which Stock Appreciation Rights may be granted to any person or entity during any calendar year shall be 100,000.

         (c) Exercisability. A Stock Appreciation Right may be exercised by a Participant at such time or times and in such manner as shall be authorized by the Committee and set forth in the related grant agreement, except that in no event shall a Stock Appreciation Right be exercisable within the first six months after the date of grant. The Committee may provide that a Stock Appreciation Right shall be automatically exercised on one or more specified dates.

                  (i) Employees. Except as otherwise provided in the applicable Stock Appreciation Right grant agreement, no Stock Appreciation Right may be exercised by an Employee unless the holder thereof is at the time of exercise an Employee and has been continuously an Employee since the date the Stock Appreciation Right was granted.

                  (ii) Directors. Except as otherwise provided in the applicable Stock Appreciation Right grant agreement, no Stock Appreciation Right may be exercised by a Director unless the holder thereof is at the time of exercise a Director and has been continuously a Director since the date the Stock Appreciation Right was granted.

                  (iii) Consultants. Except as otherwise provided in the applicable Stock Appreciation Right grant agreement, no Stock Appreciation Right may be exercised by a Consultant unless the holder thereof is at the time of exercise a Consultant and has been continuously a Consultant since the date the Stock Appreciation Right was granted.

         (d) Exercise; Form of Payment. A Stock Appreciation Right may be exercised, in whole or in part, by giving the Company a written notice specifying the number of shares of Common Stock in respect of which the Stock Appreciation Right is to be exercised. Stock Appreciation Rights may be paid upon exercise in cash, in shares of Common Stock, or in any combination of cash and shares of Common Stock as determined by the Committee.

8.       RESTRICTED STOCK GRANTS AND AWARDS.

         (a) In General. A Restricted Stock Grant is the issuance of shares of Common Stock in the name of an Employee, Director or Consultant, which issuance is subject to such terms and conditions as the Committee shall deem appropriate, including, without limitation, restrictions on the sale, assignment, transfer or other disposition of such shares and the requirement that the Participant forfeit such shares back to the Company (i) upon termination of employment for specified reasons within a specified period of time, as applicable, (ii) if any specified Performance Goals are not achieved during a specified Performance Period, or (iii) if such other conditions as the Committee may specify are not satisfied.

         (b) Eligibility And Limitations. Any Employee, Director or Consultant of the Company or a Subsidiary selected by the Committee may receive a Restricted Stock Grant. The Committee, in its sole discretion, shall determine whether a Restricted Stock Grant shall be made, the Participant to receive the Restricted Stock Grant, and the conditions and restrictions imposed on the Restricted Stock Grant. The maximum number of shares of Common Stock which may be issued as Restricted Stock under the Plan shall be one million. The maximum number of shares of Common Stock which may be issued to any Participant as Restricted Stock during any calendar year shall not exceed 50,000. The maximum amount any Participant may receive as a Restricted Stock Grant in any calendar year shall not exceed $500,000, determined using the Fair Market Value of such Restricted Stock Grant as at the date of the grant thereof.

         (c) Restriction Period.

                   (i) Except as otherwise provided in the related grant agreement, Restricted Stock Grants shall provide:

                           (1) in order for an Employee to receive shares of
Common Stock free of restrictions, the Employee must remain in the employment of the Company or its Subsidiaries for a period of not less than four years, commencing on the date of the grant and ending on such later date or dates as the Committee designates at the time of the grant (the "Employee Restriction Period");

                           (2) in order for a Director to receive shares of
Common Stock free of restrictions, the Director must remain a Director of the Company or its Subsidiaries for a period of not less than four years, commencing on the date of the grant and ending on such later date or dates as the Committee designates at the time of the grant (the "Director Restriction Period"); or

                           (3) in order for a Consultant to receive shares of
Common Stock free of restrictions, the Consultant must remain must remain a Consultant to the Company or its Subsidiaries for a period of not less than four years, commencing on the date of the grant and ending on such later date or dates as the Committee designates at the time of the grant (the "Consultant Restriction Period" and, together with the "Employee Restriction Period" and the "Director Restriction Period", as applicable, the "Restriction Period").

                  (ii) The Committee, in its sole discretion, may provide for the lapse of restrictions in installments during the Restriction Period. The Committee may also establish one or more Performance Goals that are required to be achieved during one or more Performance Periods within the Restriction Period as a condition to the lapse of the restrictions.

         (d) Restrictions. The following restrictions and conditions shall apply to each Restricted Stock Grant during the Restriction Period: (i) the Participant shall not be entitled to delivery of the shares of the Common Stock;
(ii) the Participant may not sell, assign, transfer, pledge, hypothecate, encumber or otherwise dispose of or realize on the shares of Common Stock subject to the Restricted Stock Grant; and (iii) the shares of the Common Stock issued as Restricted Stock shall be forfeited to the Company if the Participant for any reason ceases to be an Employee, Director or Consultant, as applicable, prior to the end of the Restriction Period, except due to circumstances specified in the related grant agreement or otherwise approved by the Committee. The Committee may in, its sole discretion, include such other restrictions and conditions as it may deem appropriate.

         (e) Payment. Upon expiration of the Restriction Period and if all conditions have been satisfied and any applicable Performance Goals attained, the shares of the Restricted Stock will be made available to the Participant, subject to satisfaction of applicable withholding tax requirements, free of all restrictions except as may be required to comply with federal and state securities laws, as determined by the Committee in its sole discretion; provided, that the Committee may, in its discretion, require (i) that the Restricted Stock be retained by the Company, and (ii) that the Participant receive a cash payment in lieu of unrestricted shares of Common Stock.

         (f) Rights as a Shareholder. A Participant shall have, with respect to shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the shares and receive any cash dividends paid thereon. Stock dividends distributed with respect to shares of Restricted Stock shall be treated as additional shares under the Restricted Stock Grant and shall be subject to the restrictions and other terms and conditions set forth therein.

9.       PERFORMANCE GRANTS AND AWARDS.

         (a) Eligibility and Terms. The Committee may grant Employees, Directors and Consultants of the Company and its Subsidiaries the prospective contingent right, expressed in Units, to receive payments of shares of Common Stock, cash or any combination thereof, with each Unit equivalent in value to one share of Common Stock, or equivalent to such other value or monetary amount as may be designated or established by the Committee ("Performance Grants"), based upon Company performance over a specified Performance Period. The Committee shall, in its sole discretion, determine the Participants eligible to receive Performance Grants. At the time each Performance Grant is made, the Committee shall establish the Performance Period, the Performance Measure and the targets to be attained relative to such Performance Measure (the "Performance Goals") in respect of such Performance Grant. The number of shares of Common Stock and/or the amount of cash earned and payable in settlement of a Performance Grant shall be determined at the end of the Performance Period (a "Performance Award").

         (b) Limitations on Grants and Awards. The maximum number of shares of Common Stock which may be issued pursuant to Performance Grants shall be 500,000. The maximum number of shares which may be the subject of Performance Grants made to any Participant in respect of any Performance Period or during any calendar year shall be 50,000. The maximum amount any Participant may receive during any calendar year as Performance Awards pursuant to Performance Grants shall not exceed $1 million, determined using the Fair Market Value of such Performance Awards as of the last day of the applicable Performance Period or Periods or as of the date or dates of the payment thereof, whichever is higher.

         (c) Performance Goals, Performance Measures and Performance Periods. Each Performance Grant shall provide that, in order for a Participant to receive an Award of all or a portion of the Units subject to such Performance Grant, the Company must achieve certain Performance Goals over a designated Performance Period having a minimum duration of one year, with attainment of the Performance Goals determined using a specific Performance Measure. The Performance Goals and Performance Period shall be established by the Committee in its sole discretion. The Committee shall establish a Performance Measure for each Performance Period for determining the portion of the Performance Grant which will be earned or forfeited based on the extent to which the Performance Goals are achieved or exceeded. In setting Performance Goals, the Committee may use a Performance Measure based on any one, or on any combination, of the following Company performance factors as the Committee deems appropriate: (i) Cumulative Net Income Per Share; (ii) Cumulative Net Income; (iii) return on sales; (iv) total shareholder return; (v) return on assets; (vi) economic value added; (vii) cash flow, (viii) return on equity; and (ix) cumulative operating income (which shall equal consolidated sales minus cost of goods sold and selling, administrative and general expense). Performance Goals may include minimum, maximum and target levels of performance, with the size of Performance Award based on the level attained. Once established by the Committee and specified in the grant agreement, and if and to the extent provided in or required by the grant agreement, the Performance Goals and the Performance Measure in respect of any Performance Grant (or any Restricted Stock Grant or Stock-Based Grant that requires the attainment of Performance Goals as a condition to the Award) shall not be changed. The Committee may, in its discretion, eliminate or reduce (but not increase) the amount of any Performance Award (or Restricted Stock or Stock-Based Award) that otherwise would be payable to a Participant upon attainment of the Performance Goal(s).

         (d) Form of Grants. Performance Grants may be made on such terms and conditions not inconsistent with the Plan, and in such form or forms, as the Committee may from time to time approve. Performance Grants may be made alone, in addition to in tandem with, or independent of other grants and Awards under the Plan. Subject to the terms of the Plan, the Committee shall, in its discretion, determine the number of Units subject to each Performance Grant made to a Participant and the Committee may impose different terms and conditions on any particular Performance Grant made to any Participant. The Performance Goals, the Performance Period or Periods, and the Performance Measure applicable to a Performance Grant shall be set forth in the relevant grant agreement.

         (e) Payment of Awards. Each Participant shall be entitled to receive payment in an amount equal to the aggregate Fair Market Value (if the Unit is equivalent to a share of Common Stock), or such other value as the Committee shall specify, of the Units earned in respect of such Performance Award. Payment in settlement of a Performance Award may be made in shares of Common Stock, in cash, or in any combination of Common Stock and cash, and at such time or times, as the Committee, in its discretion, shall determine.

10.      OTHER STOCK-BASED GRANTS AND AWARDS.

         (a) In General. The Committee may make other grants and Awards pursuant to which Common Stock is, or in the future may be, acquired by Participants, and other grants and Awards to Participants denominated in Common Stock Equivalents or other Units ("Stock-Based Grants"). Such Stock-Based Grants may be granted alone or in addition to, in tandem with, or independent of any other grant made or Award effected under the Plan.

         (b) Eligibility And Terms. The Committee may make Stock-Based Grants to Employees, Directors or Consultants of the Company and its Subsidiaries. Subject to the provisions of the Plan, the Committee shall have authority to determine the Participant to whom, and the time or times at which, Stock-Based Grants will be made, the number of shares of Common Stock, if any, to be subject to or covered by each Stock-Based Grant, and any and all other terms and conditions of each Stock-Based Grant.

         (c) Limitations. The aggregate number of shares of Common Stock Issued to Participants pursuant to Stock-Based Grants made and Awards effected pursuant to this Section 10 shall not exceed 500,000. No Participant shall receive more than 50,000 shares of Common Stock in settlement of Stock-Based Grants ("Stock-Based Awards") during any calendar year. The maximum amount any Participant may receive in Stock-Based Awards during any calendar year shall not exceed $1 million, determined using the Fair Market Value of any shares of Common Stock delivered in payment of the Stock-Based Awards on the date or dates of the payment thereof.

         (d) Form of Grants; Payment of Awards. Stock-Based Grants may be made in such form or forms and on such terms and conditions, including the attainment of specific Performance Goals, as the Committee, in its discretion, shall approve. Payment of Stock-Based Awards may be made in cash, in shares of Common Stock, or in any combination of cash and shares of Common Stock, and at such time or times, as the Committee shall determine.

11.      WITHHOLDING.

         The Committee may, in its discretion, and subject to its prior approval in the case of any Participant required to file reports pursuant to Section 16(a) of the Exchange Act, at any time a distribution is made under the Plan, whether in cash or in shares, or at the time any Option is exercised, withhold from such distribution or shares issuable upon the exercise of an Option, any amount necessary to satisfy federal, foreign, state and local withholding requirements with respect to such distribution or exercise of such Option. Such withholding may be satisfied at the Committee's option either by cash or withholding of shares. To the extent that any such withholding requirements are not satisfied, each Participant shall pay to the Company any federal, foreign, state or local taxes of any kind required by law to be withheld with respect to a distribution under the Plan or the exercise of an Option.

12.      DEFERRALS.

         The Committee may, whether at the time of grant or at anytime thereafter prior to payment or settlement, require a Participant to defer, or permit (subject to such conditions as the Committee may from time to time establish) a Participant to elect to defer, receipt of all or any portion of any payment of cash or shares of Common Stock that would otherwise be due to such Participant in payment or settlement of any Award under the Plan, other than Incentive Stock Options. If any such deferral is required by the Committee (or is elected by the Participant with the permission of the Committee), the Committee shall establish rules and procedures for such payment deferrals. The Committee may provide for the payment or crediting of interest, at such rate or rates as it shall in its discretion deem appropriate, on such deferred amounts credited in cash and the payment or crediting of dividend equivalents in respect of deferred amounts credited in Common Stock Equivalents. Deferred amounts may be paid in a lump sum or in installments in the matter and to the extent permitted, and in accordance with rules and procedures established, by the Committee.

13.      NON-TRANSFERABILITY OF GRANTS AND AWARDS.

         No grant or Award under the Plan, and no right or interest therein, shall be (i) assignable, alienable or transferable by a Participant, except by will or the laws of descent and distribution, or (ii) subject to any obligation, or the lien or claims of any creditor, of any Participant, or (iii) subject to any lien, encumbrance or claim of any party made in respect of or through any Participant, however arising. During the lifetime of a Participant, Stock Options and Stock Appreciation Rights are exercisable only by, and shares of Common Stock issued upon the exercise of Stock Options and Stock Appreciation Rights or in settlement of other Awards will be issued only to, and other payments in settlement of any Award will be payable only to, the Participant or his or her legal representative. The Committee may, in its sole discretion, authorize written designations of beneficiaries and authorize Participants to designate beneficiaries with the authority to exercise Stock Options and Stock Appreciation Rights granted to a Participant in the event of his or her death. Notwithstanding the foregoing, the Committee may, in its sole discretion and on and subject to such terms and conditions as it shall deem appropriate, which terms and conditions shall be set forth in the related grant agreement: (i) authorize a Participant to transfer all or a portion of any Non-Qualified Stock Option or Stock Appreciation Right, as the case may be, granted to such Participant; provided, that in no event shall any transfer be made to any person or persons other than such Participant's spouse, children or grandchildren, or a trust for the exclusive benefit of one or more such persons, which transfer must be made as a gift and without any considerations; and (ii) provide for the transferability of a particular grant or Award pursuant to a qualified domestic relations order. All other transfers and any retransfer by any permitted transferee are prohibited and any such purported transfer shall be null and void. Each Stock Option or Stock Appreciation Right which becomes the subject of permitted transfer (and the Participant to whom it was granted by the Company) shall continue to be subject to the same terms and conditions as were in effect immediately prior to such permitted transfer. The Participant shall remain responsible to the Company for the payment of all withholding taxes incurred as a result of any exercise of such Stock Option or Stock Appreciation Right. In no event shall any permitted transfer of a Stock Option or Stock Appreciation Right create any right in any party in respect of any Stock Option, Stock Appreciation Right or other grant or Award, other than the rights of the qualified transferee in respect of such Stock Option or Stock Appreciation Right specified in the related grant agreement.

14.      CHANGE IN CONTROL.

         (a) Effect On Grants. In the event of a Change in Control (as defined below) of the Company, the Board of Directors, in its sole discretion, may provide for accelerated exercise and/or vesting of Stock Options, Stock Appreciation Rights and Restricted Stock Grants, for removal of transfer restrictions, and/or that Performance Grants and other Stock-Based Grants shall be deemed to have been fully earned, at the maximum amount of the award opportunity specified in the grant agreement, as of the date of the Change in Control.

         (b) Change In Control Defined. A "Change in Control" of the Company shall occur when: (i) any Acquiring Person (other than the Company, any Subsidiary, any employee benefit plan of the Company or of any Subsidiary, or any person or entity organized, appointed or established by the Company or a Subsidiary for or pursuant to the terms of any such plans), alone, or together with its Affiliates and Associates, shall become the beneficial owner of twenty-five percent (25%) or more of the shares of Common Stock then outstanding (except pursuant to an offer for all outstanding shares of Common Stock at a price and upon such terms and conditions as a majority of the Continuing

Directors determines to be in the best interest of the Company and its shareholders); or (ii) the shareholders of the Company approve a definitive agreement for a merger or consolidation involving the Company which would result in the Common Stock outstanding immediately prior to such merger or consolidation continuing to represent (whether by remaining outstanding or by being converted into voting securities of the surviving entity) less than fifty percent (50%) of the combined voting power of the Company and such other entity outstanding immediately after such merger or consolidation; or (iii) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company; or (iv) the Continuing Directors no longer constitute a majority of the Board of Directors. "Acquiring Person" means any person (any individual, firm, corporation or other entity) who or which, together with all its Affiliates and Associates, shall be the beneficial owner of a substantial block of Common Stock. "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Exchange Act. "Continuing Director" means any individual who is a member of the Board of Directors, while such individual is a member of the Board of Directors, who is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or a representative or nominee of an Acquiring Person or of any such Affiliate or Associate, and was a member of the Board of Directors prior to the occurrence of a Change in Control, and any successor of a Continuing Director, while such successor is a member of the Board of Directors, who is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or representative or nominee of an Acquiring Person or of any such Affiliate or Associate, and is recommended or elected to succeed the Continuing Director by a majority of the Continuing Directors.

15.      AMENDMENT, SUSPENSION AND TERMINATION.

         The Board or the Committee may suspend or terminate the Plan or any portion thereof at any time and may amend it from time to time in such respects as the Board or the Committee may deem advisable; provided, however, that no such amendment shall be made without stockholder approval to the extent such approval is required by law, agreement or the rules of any exchange upon which the Common Stock is listed, and no such amendment, suspension or termination shall impair the rights of Participants under outstanding Options without the consent of the Participants affected thereby, except as otherwise provided herein.

                                                   This document constitutes
                                                   part of a prospectus covering
                                                   securities that have been
                                                   registered under the
                                                   Securities Act of 1933.


   AGREEMENT EVIDENCING A GRANT OF AN INCENTIVE STOCK OPTION AND NON-QUALIFIED
                             STOCK OPTION UNDER THE
              AMENDED AND RESTATED 1998 PERFORMANCE INCENTIVE PLAN
                            OF U.S. INTERACTIVE, INC.


         Agreement (this "Agreement") made as of <<GrantDate>> (the "Grant Date"), between U.S. Interactive, Inc. (the "Company"), and <<FirstName>>
<<LastName>> ("Grantee").

         1. Grant of Option. Pursuant to the Amended and Restated 1998 Performance Incentive Plan of the Company (the "Plan"), the Company hereby grants to Grantee, as of the Grant Date, an incentive stock option to the extent all or any portion of this Option qualifies as an "incentive stock option" under
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and to the extent that all or any portion of this Option does not so qualify as an "incentive stock option" under the Code, a non-qualified stock option (together, the "Option"), to purchase an aggregate of <<Noofshares>> shares (the "Option Shares") of the Common Stock of the Company (the "Common Stock") at a price of $<<Price>> per share of Common Stock, subject to adjustment and the other terms and conditions set forth herein and in the Plan. No option will qualify as an incentive stock option unless the stockholders of the Company approve the Plan within twelve (12) months after adoption of the Plan by the Board.

         2. Grantee Bound by Plan. Enclosed is a copy of the Plan which is incorporated herein by reference and made a part hereof. The Plan shall govern all aspects of this Agreement except as otherwise specifically stated herein. Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof. Unless otherwise defined herein, capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan. The Plan should be carefully examined before any decision is made to exercise this Option. In accordance with the terms of the Plan, except as expressly set forth in this Agreement, both vested and unvested options are subject to expiration and forfeiture upon termination of the Grantee's employment, directorship, or consultancy relationship, as applicable, with the Company or a Subsidiary, death or disability. The date on which the expiration and forfeiture will occur is set forth more fully in the Plan.

         3. Exercise of Option. Subject to the earlier expiration or termination of the Option as provided herein or in the Plan, the Option with respect to any Option Shares may be exercised upon such shares becoming vested, although no Option may be exercised within 6 months of the date of this Agreement, by written notice to the Company at any time and from time to time thereafter. Except as otherwise provided expressly in this Agreement, such Option shall not be exercisable for more than the number of shares which are then vested. Subject to all of the foregoing, this Option shall vest with respect to 100% of the Option Shares over a four (4) year period, with 25% of the Option Shares (rounded to the nearest whole share) vesting on each of the first, second and third anniversaries of the Grant Date; and the remainder shall vest on the fourth anniversary of the Grant Date.

         This Option shall not be exercisable in any event after the tenth anniversary (fifth anniversary in the case of a 10% stockholder) of the Grant Date. This Option may not be exercised for a fraction of a share of Common Stock. Unvested Options are subject to cancellation as provided in the Plan.

         4. Conditions to Exercise. This Option may not be exercised by Grantee unless the following conditions are met:

                  (a) legal counsel for the Company must be satisfied at the time of exercise that the issuance of Option Shares upon exercise will be in compliance with the Securities Act of 1933, as amended (the "Securities Act") and applicable United States federal, state and local laws and foreign laws; and

                  (b) Grantee must pay at the time of exercise the full purchase price for the shares of Common Stock being acquired hereunder (i) in cash or by certified check or (ii) by delivery of shares of Common Stock already owned by the Grantee valued at the Fair Market Value of the Common Stock on the date of exercise, or (iii) by "cashless exercise" as provided in the Plan or (iv) through a combination thereof. In the case of the exercise of a Non-Qualified Stock Option or a cashless exercise, the Grantee must also remit the appropriate withholding taxes due upon exercise, in cash or in such other manner approved by the Committee. Please refer to the Plan for a complete description of method of delivery of Option Shares pursuant to this Section 4(b).

                  (c) The Grantee is employed by the Company or one of its Subsidiaries, except as otherwise provided in the Plan.

                  (d) The Grantee (and any permitted transferee) shall have fully complied with such further conditions to exercise as the Committee, in its sole discretion, shall deem necessary or desirable to fully comply with all federal and applicable state securities and tax laws relating to the exercise of the Option.

         5. Transferability. Except as otherwise provided below, this Option may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of by Grantee, except by will or the laws of descent and distribution (in which case, such transferee shall succeed to the rights and obligations of Grantee hereunder) and is exercisable during Grantee's lifetime only by Grantee. If Grantee or anyone claiming under or through Grantee attempts to violate this
Section 5, such attempted violation shall be null and void and without effect, and the Company's obligation hereunder shall terminate. If at the time of Grantee's death this Option has not been fully exercised, Grantee's estate or any person who acquires the right to exercise this Option by bequest or inheritance or by reason of Grantee's death may, at any time within one year after the date of Grantee's death (but in no event after the expiration of ten years from the Grant Date), exercise this Option with respect to the number of shares, determined under Section 3 above, as to which Grantee could have exercised the Option at the time of Grantee's death. The applicable requirements of Section 4 above must be satisfied in full at the time of such exercise. If this Option is a Non-Qualified Option, it may be assigned, in whole or in part to Grantee's spouse, children or grandchildren, or a trust for the exclusive benefit of one or more of such persons, provided that (i) such assignment is made as a gift or under a domestic relations order in settlement of marital property rights and in each case, without any consideration, and (ii) that the transferee acknowledges and agrees in writing that (y) if the transferor is a director or officer of the Company, any shares acquired upon exercise of any such Option may be subject to restriction on resale under Rule 144 under the Securities Exchange Act of 1934, and (z) that any certificates representing such shares shall be prominently marked with a legend to that effect. The Grantee, upon any such permitted transfer, shall remain responsible to the Company for the payment of all withholding taxes incurred as a result of any exercise of any such Option. Any Option transferred hereunder by the Grantee shall continue to be governed by and subject to the terms and conditions of this Agreement and may not be subsequently transferred except by will or the laws of descent and distribution.

         6. Administration. Any action taken or decision made by the Board or the Committee or its delegates arising out of or in connection with the construction, administration, interpretation or effect of the Plan or this Agreement shall lie within its sole and absolute discretion, as the case may be, and shall be final, conclusive and binding on Grantee and all persons claiming under or through Grantee. By accepting this grant or other benefit under the Plan, Grantee and each person claiming under or through Grantee shall be conclusively deemed to have indicated acceptance and ratification of, and consent to, any action taken under the Plan by the Board or the Committee or its delegates.

         7. No Rights as Stockholder. Unless and until a certificate or certificates representing such shares of Common Stock shall have been issued to Grantee (or any person acting under Section 5 above), Grantee shall not be or have any of the rights or privileges of a stockholder of the Company with respect to shares of Common Stock acquirable upon exercise of the Option.

         8. Disqualifying Disposition of Shares. In the event that Grantee exercises an Incentive Stock Option, and subsequently agrees to sell or dispose of the Option Shares acquired upon exercise before either (i) the expiration of two (2) years from the Grant Date, or (ii) the expiration of one (1) year from the date of exercise, the Grantee must notify the Company of such disposition and the terms thereof and, if required by law, make arrangements to pay the Company in cash the amount of any withholding taxes due upon such disposition, as determined by the Company, and the transfer of such shares on the Company's records shall be conditioned on the payment of any such taxes.

         9. Investment Representation. Grantee hereby acknowledges that the shares of Common Stock which Grantee may acquire by exercising the Option shall be acquired for investment without a view to distribution, within the meaning of the Securities Act, and shall not be sold, transferred, assigned, pledged or hypothecated in the absence of an effective registration statement for the shares of Common Stock under the Securities Act and applicable state securities laws or an applicable exemption from the registration requirements of the Act and any applicable state securities laws. Grantee also agrees that the shares of Common Stock which Grantee may acquire by exercising the Option will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable securities laws, whether federal or state.

         10. Listing and Registration of Common Stock. The Company, in its discretion, may postpone the issuance and/or delivery of shares of Common Stock upon any exercise of the Option until completion of such stock exchange listing, or registration, or other qualification of such shares under any state and/or federal law, rule or regulation as the Company may reasonably in good faith consider appropriate.

         11. Notices. Any notice hereunder to the Company shall be addressed to the Company, Attention: Corporate Secretary, and any notice hereunder to Grantee shall be addressed to Grantee at Grantee's last address on the records of the Company, subject to the right of either party to designate at any time hereafter in writing some other address. Any notice shall be deemed to have been duly given when delivered personally, one day following dispatch if sent by nationally recognized overnight courier, fees prepaid, or three days following mailing if sent by registered mail, return receipt requested, postage prepaid and addressed as set forth above.

         12. Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Grantee.

         13. Governing Law. The validity, construction, interpretation, administration and effect of the Plan, and of its rules and regulations, and rights relating to the Plan and to this Agreement, shall be governed by the substantive laws, but not the choice of law rules, of the state of incorporation of the Company at the time of the determination.

         14. Grantee Acknowledgments.

         GRANTEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE OPTION IS EARNED ONLY BY CONTINUING EMPLOYMENT AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE PLAN WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON GRANTEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH HIS RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OR MODIFY HIS EMPLOYMENT AT ANY TIME, WITH OR WITHOUT CAUSE.

         Grantee acknowledges receipt of a copy of the Plan and represents that he is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof except as otherwise specifically stated in this Option Agreement. Grantee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of this Option Agreement. Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Plan.

         IN WITNESS WHEREOF, the Company and Grantee have executed this Agreement as of the date first above written.

                                          U.S. INTERACTIVE, INC.

                                          By:
                                              --------------------------------
                                          Name:
                                              --------------------------------
                                          Title:
                                              --------------------------------


                                          GRANTEE


                                          ------------------------------------
                                          Grantee's Signature


                                          ------------------------------------
                                          Name of Grantee (Print)

                                    EXHIBIT B

U.S. Interactive, Inc. Employee Stock Purchase Plan
(Effective as of July 1, 2000)

-------------------------------------------------------------------------------

Article I. The Plan

1.1      Establishment of the Plan
U.S. Interactive, Inc. (the "Company") hereby establishes a qualified employee stock purchase plan for the benefit of the Eligible Employees of the Company and each participating Affiliate. The Plan is effective July 1, 2000 and shall be known as the U.S. Interactive, Inc. Employee Stock Purchase Plan (the "Plan").

1.2      Applicability of the Plan
The provisions of this Plan apply only to Eligible Employees of the Company and its Affiliates who are actively employed on or after July 1, 2000.

1.3      Purpose of the Plan
The Plan is intended to encourage Eligible Employees to promote the Company's best interests and enhance the Company's long-term performance by allowing them to purchase the Company's Common Stock through payroll deductions. The Company intends this Plan to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended. Accordingly, the Plan shall be construed in a manner consistent with the requirements of such section.

Article II. Definitions

Whenever used in this Plan, the following terms shall have the meanings set forth below unless otherwise expressly provided. When the defined meaning is intended, the term is capitalized. The definition of any term in the singular shall also include the plural.

2.1      Affiliate
Affiliate means any present or future corporation, which is a subsidiary corporation within the meaning of Code section 424(f).

2.2      Board
Board means the Company's Board of Directors.

2.3      Change of Control
Change in Control shall mean:

         (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d) (3) or 14(d) (2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") resulting in an increase of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) by such individual, entity or group of more than 50% of either (i) the then outstanding shares of Common Stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition by the Company, (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iii) any acquisition by any entity pursuant to a transaction which complies with clauses (i), (ii) and (iii) of Subsection (c) of this Section 2.3; or

         (b) Individuals who, as of July 1, 2000, constitute the Board (the "Incumbent Board"), ceasing for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

         (c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) and (ii) no person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

A "Change in Control Event" shall mean the earlier of (i) a Change in Control or
(ii) the execution and delivery by the Company of a document evidencing a binding agreement to engage in a particular Change of Control.

2.4      Closing Price
Closing Price shall mean, as of any date, the value of Common Stock determined as follows:

         (a) If the Common Stock is listed on any established stock exchange or a national market system, including, without limitation, the NASDAQ National Market or The NASDAQ SmallCap Market of The NASDAQ Stock Market, its Closing Price shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day on the date of such determination, as of 4 p.m. Eastern Time (or such earlier time if the exchange or market system closes earlier) as reported in The Wall Street Journal, the NASDAQ online site available to the Company, or such other source as the Board or Committee deems reliable, or;

         (b) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Closing Price shall be the mean of the closing bid and asked prices for the Common Stock on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

2.5      Code
Code means the Internal Revenue Code of 1986, as amended, or as it may be amended from time to time. A reference to a particular section of the Code shall also be deemed to refer to the regulations under that section.

2.6      Committee
Committee means the Compensation Committee of the Board or such other committee appointed by the Board to which the Board may delegate it powers to administer this Plan.

2.7      Common Stock
Common Stock means shares of the Company's common stock having a par value of $.001 per share.

2.8      Company
Company means: (a) U.S. Interactive, Inc., or any successor thereto that agrees to adopt and continue this Plan; and (b) all of U.S. Interactive, Inc.'s Affiliates.

2.9      Compensation
Compensation means all base straight time gross earnings, exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses and other compensation. Salary reduction contributions made by the Participant under any plan maintained by the Company or an Affiliate pursuant to Code section 125 or 401(k) shall be included as Compensation. Compensation shall not include payments under any other form of equity or fringe benefit program (including, but not limited to, car allowances, relocation reimbursements, and expatriate allowances) and compensation attributable to the vesting of any restricted stock or exercise of a stock Option.

2.10     Contribution Account
Contribution Account means the bookkeeping account established on behalf of each Participant under section 5.1. The Company is not required to segregate Contribution Accounts from the Company's other assets.

2.11     Eligible Employee
Eligible Employee means each person who, on the first day of a Participation Period, is an employee of the Company for tax purposes and whose customary employment with the Company is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

2.12     Exercise Date
Exercise Date mans the last Trading Date of the applicable Participation Period.

2.13     Exercise Price
Exercise Price means the lesser of:

         (a) 85 percent of the Closing Price on the first Trading Date of the applicable Participation Period; or

         (b) 85 percent of the Closing Price on the Exercise Date of the applicable Participation Period.

2.14     Option
Option means a right granted under this Plan to an Eligible Employee to purchase shares of Common Stock.

2.15     Participant
Participant means an Eligible Employee who has enrolled in the Plan pursuant to sections 3.1 and 3.2.

2.16     Participation Period
Participation Period means either:

         (a) the six-month period beginning on each July 1 and ending on the following December 31; or

         (b) the six-month period beginning on each January 1 and ending on the following June 30.

The Board or the Committee shall have the power to change the duration of Participation Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Participation Period to be affected thereafter.

2.17     Plan
Plan means this U.S. Interactive, Inc. Employee Stock Purchase Plan, as amended from time to time.

2.18     Trading Date
Trading Date means a date on which stocks in the United States are traded on the NASDAQ National Market or the NASDAQ SmallCap Market of the NASDAQ Stock Market, regardless of whether any Common Stock is actually traded on such date.

Article III. Eligibility and Participation

3.1      Eligibility
Each Eligible Employee may become a Participant on the first day of the Participation Period that coincides with or next follows the Eligible Employee's first day of employment with the Company.

However, no otherwise Eligible Employee shall become a Participant for a Participation Period if, immediately following such Participation Period, such individual would own stock and/or hold Options to purchase stock, representing 5 percent or more of the total combined voting power or value of all classes of stock of the Company or an Affiliate. The attribution rules described in Code section 424(d) shall apply in determining the stock ownership of any Eligible Employee under this section 3.1.

3.2      Enrollment

         (a) General Rule. An Eligible Employee may become a Participant by enrolling in the Plan as of the first day of the earliest Participation Period identified in section 3.1, or as of the first day of any subsequent Participation Period (provided he or she is still an Eligible Employee). The enrollment procedures shall be prescribed by the Committee or the most senior human resources officer of the Company and shall be communicated to Eligible Employees approximately fifteen (15) days before the first day of the applicable Participation Period.

         (b) Payroll Deduction Election. At the time of enrollment, an Eligible Employee shall authorize a regular payroll deduction from his or her Compensation for the applicable Participation Period in accordance with section 5.2.

3.3      Termination of Plan Participation

         (a) Voluntary Discontinuance. A Participant may discontinue his or her payroll deduction election for a Participation Period by giving notice at a time, and in a manner, prescribed by the Board or Committee. This voluntary discontinuance of Plan participation must occur no later than 11:59 p.m., Eastern Time, on the 15th of the month in which the Participation Period ends. Once discontinued, a Participant may not increase the rate of participation or rejoin the Plan until the next Participation Period

         Any balance remaining in the Participant's Contribution Account at the time of such voluntary discontinuance shall be refunded (without interest) to the Participant within thirty (30) days.

         (b) Termination of Employment. Except as otherwise provided in subsection (c), a termination of the employment of a Participant for any reason during a Participation Period shall be deemed to be a discontinued Plan participation on the first day of such Participation Period. Any balance remaining in the Participant's Contribution Account at the time of such termination from employment shall be refunded (without interest) to the Participant within thirty (30) days following such termination.

         (c) Retirement. The following provisions shall apply to a Participant who terminates employment during a Participation Period on or after the first day of the month in which the Participant reaches age 65:

                (i) If a Participant's employment is terminated during the first three months of a Participation Period, the Participant shall be deemed to have discontinued Plan participation on the first day of such Participation Period. The balance in the Participant's Contribution Account shall be refunded (without interest) to the Participant within thirty (30) days following such retirement.

                (ii) If a Participant's employment is terminated during the last three (3) months of a Participation Period, payroll deductions will cease at the time of such termination. Unless the Participant elects otherwise, the balance in the Participant's Contribution Account shall be used to purchase whole shares of Common Stock on the Exercise Date for the Participation Period in which the termination occurs. (Any amounts remaining in the Contribution Account after the purchase of whole shares of Common Stock shall be paid to the Participant (without interest) within thirty (30) days following the Exercise Date.)

                However, instead of exercising an Option on the Exercise Date described above, such Participant may elect, before the applicable Exercise Date, to receive the balance in his or her Contribution Account (without interest). If the Participant elects this cash payment, the payment shall be made within thirty (30) days following the Participant's election.

         (d) Death. If a Participant dies during a Participation Period, the balance that is credited to the Participant's Contribution Account shall be used to purchase whole shares of Common Stock on the Exercise Date for the Participation Period in which the Participant died. This Common Stock shall be distributed to the Participant's estate as soon as practicable following such Exercise Date. (In addition, any amounts remaining in the Contribution Account after the purchase of whole shares of Common Stock shall be paid to the estate (without interest) within thirty (30) days following such Exercise Date.)

         However, instead of exercising Options on the Exercise Date described above, the executor of the Participant's estate may elect, before the applicable Exercise Date, to receive the balance in the Participant's Contribution Account (without interest). If the executor elects this cash payment, the payment shall be made to the Participant's estate within thirty (30) days following such election.

         (e) Disability. If a Participant incurs a Disability during a Participation Period, payroll deductions for that Participant will cease on the date of such Disability. Unless the Participant elects otherwise, the balance in the Participant's Contribution Account shall be used to purchase whole shares of Common Stock on the Exercise Date for the Participation Period in which the Disability occurs. (Any amounts remaining in the Contribution Account after the purchase of whole shares of Common Stock shall be paid to the Participant (without interest) within thirty (30) days following such Exercise Date.) However, instead of exercising Options on the Exercise Date described above, such Participant may elect, before the applicable Exercise Date, to receive the balance in his or her Contribution Account (without interest). If the disabled Participant elects this cash payment, the payment shall be made within thirty
(30) days following such election.

         For purposes of this subsection (e), a Participant is treated as having incurred a Disability when the Participant leaves the Company's active employment on account of any condition which would be treated as a total and permanent disability under Code section 22(e)(3).

         (f) Leaves of Absence. Payroll deductions will cease when a Participant begins an unpaid leave of absence. Unless the Participant elects otherwise, the balance in the Participant's Contribution Account shall be used to purchase whole shares of Common Stock on the Exercise Date for the Participation Period in which the leave begins. (Any amounts remaining in the Contribution Account after the purchase of whole shares of Common Stock shall be paid to the Participant (without interest) within thirty (30) days following such Exercise Date.)

         However, instead of exercising Options as of the Exercise Date described above, such Participant may elect, before the applicable Exercise Date, to receive the balance in his or her Contribution Account (without interest). If the Participant elects this cash payment, the payment shall be made within thirty (30) days following such election.

         Notwithstanding any other provision in this subsection (f), if a Participant's unpaid leave of absence extends beyond the ninety (90) days, such Participant shall be deemed to have incurred a termination of employment on the later of the 91st day of such leave or the date on which the Participant no longer has re-employment rights guaranteed by contract or law. In this event, the Participant shall receive a cash payment of any amounts remaining in his or her Contribution Account in accordance with subsection (b).

         (g) Transfer to Nonparticipating Affiliate. Payroll deductions will cease when a Participant is transferred from the Company to a company or entity that is not an Affiliate. The balance in the Participant's Contribution Account at the time of such transfer shall be refunded to the Participant (without interest) within thirty (30) days following such transfer.

Article IV. Available Stock

4.1      In General
Subject to sections 4.2 and 4.3, one million (1,000,000) shares of Common Stock shall be available for purchase by Participants under this Plan. These shares may be authorized and unissued shares or may be issued shares that were subsequently acquired by the Company. If an Option under the Plan expires or terminates without having been exercised in whole or in part, the shares that are subject to such Option shall again be available for subsequent Option grants under the Plan.

If the total number of shares of Common Stock to be purchased on an Exercise Date exceeds the maximum number of shares available for the Participation Period, the Committee shall allocate a percentage of the available shares to each Participant equal to the balance in the Participant's Contribution Account divided by the aggregate balance of all Contribution Accounts (the allocation to each individual Participant shall be rounded down to the nearest number of whole shares.) Any balance remaining in the Participant's Contribution Account after such allocation shall be distributed to the Participant in cash (without interest) as soon as practicable.

4.2      Changes in Corporate Capitalization
The number of shares of Common Stock available under the Plan, the number of shares of Common Stock that are subject to each outstanding Option, and the Exercise Price may be adjusted by the Board or Committee to reflect any increase or decrease in the number of shares of issued Common Stock resulting from any subdivision or consolidation of shares, the payment of a stock dividend, or other increase or decrease in the number of shares outstanding effected without receipt of consideration by the Company. Adjustments shall be made in the sole discretion of the Board or Committee, and its decision shall be final and binding.

4.3      Dissolution and Liquidation
In the event of the proposed dissolution or liquidation of the Company, the Participation Period then in progress shall be shortened by setting a new Exercise Date (the "New Exercise Date") and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board or Committee. The New Exercise Date shall be before the date of the Company's proposed dissolution or liquidation. The Board or Committee shall notify each Participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the Participant's Option has been changed to the New Exercise Date and that the Participant's Option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has discontinued his or her participation as set forth in Section 3.3(a). The Board shall take whatever steps it deems reasonably necessary in connection with any such transaction to assure that Participants receive the benefits described in this section 4.3.

4.4      Change in Control
In the event of a Change in Control of the Company, the Participation Period then in progress shall be shortened by setting a new Exercise Date (the "New Exercise Date"). The New Exercise Date shall be before the date of the Change in Control. The Board or Committee shall notify each Participant in writing, at least ten (10) days prior to the New Exercise Date, where practicable, that the Exercise Date for the Participant's Option has been changed to the New Exercise Date and that the Participant's Option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has discontinued his or her participation as set forth in Section 3.3(a).

Article V. Purchasing Common Stock

5.1      Participants' Accounts
The Committee shall establish a Contribution Account in the name of each Participant. The payroll deductions authorized by the Participant under section

5.2 shall be credited to the Participant's Contribution Account, without interest. The amount credited to a Participant's Contribution Account as of an Exercise Date shall be used to purchase shares of Common Stock in accordance with section 5.3.

5.2      Participant Contributions

         (a) Payroll Deduction. An Eligible Employee may become a Participant for a Participation Period by enrolling in the Plan at a time, and in a manner, prescribed by the Committee or the senior human resources officer of the Company. As part of the enrollment process, the Participant shall authorize the Company to deduct a whole percentage (ranging from 1 percent to 15 percent, as specified by the Participant) of the Participant's Compensation from each paycheck that is received during the applicable Participation Period.

         The payroll deduction election in effect at the end of the current Participation Period shall automatically remain in effect for the next following Participation Period unless changed by the Participant at a time, and in a manner, prescribed by the Committee, or the senior human resources officer of the Company.

         (b) Election Changes During a Participation Period. A Participant may increase or decrease his or her payroll deduction election during a Participation Period by giving notice at least fifteen (15) days before the first day of the pay period for which the change is effective. (If the Participant reduces the payroll deduction election to zero, the Participant shall be subject to the additional provisions of section 3.3(a).) The Board, Committee, or the senior human resources officer of the Company may, in their discretion, limit the number of changes during any Participation Period.

5.3      Common Stock Purchases

         (a) General Rule. Except as provided in section 3.3 (regarding the cessation of participation during a Participation Period), section 4.1 (relating to a shortage of available shares), or section 5.3(b) (regarding the limit described in Code section 423(b)(8)), all amounts credited to the Participant's Contribution Account during a Participation Period shall be used automatically to acquire whole shares of Common Stock. The number of whole shares acquired on behalf of each Participant shall be determined by dividing the amount credited to the Participant's Contribution Account on the Exercise Date by the Exercise Price.

         If there is any amount remaining in the Participant's Contribution Account after the purchase of whole shares of Common Stock under this subsection
(a), such amount shall be carried forward for use during the next following Participation Period unless the Participant requests a cash payment of such remainder. If the Participant elects a cash payment within thirty (30) days following the Exercise Date, such payment shall be made (without interest) within thirty (30) days following such election.

         (b) Dollar Limits. Notwithstanding any provision in this Plan to the contrary, no Eligible Employee shall be granted an Option in the Plan which would permit the Eligible Employee's rights to purchase Common Stock under all employee stock purchase plans (within the meaning of Code section 423) of the Company or an Affiliate to accrue at a rate which exceeds:

                (i) $25,000 for each calendar year in which the Option is outstanding; or

               (ii)   $12,500 in any one Participation Period;

of the fair market value of such stock determined at the time the Option is granted - i.e., the first day of the Participation Period for which the Common Stock is acquired.

         (c) Stock Certificates. As soon as reasonably practicable following each Exercise Date, Common Stock purchased under subsection (a) shall be credited to an account in the Participant's name in the offices of a broker designated by the Board or Committee. Physical delivery of the Common Stock certificates to Participants shall not be required. The Board or Committee may impose such restrictions that it deems necessary on the transfer of proceeds from the sale of Common Stock from such designated broker including, appropriate withholding on disqualifying dispositions. Any dividends paid on shares held by the Company for a Participant's account will be transmitted to the Participant. The Company will deliver to each Participant who purchases shares of Common

Stock under the Plan, as promptly as practicable by mail or otherwise, all notices of meetings, proxy statements, proxies and other materials distributed by the Company to its stockholders. Any shares of Common Stock held by the broker for a Participant's account will be voted in accordance with the Participant's duly delivered and signed proxy instructions. There will be no charge to Participants in connection with such notices, proxies and other materials.

Article VI. Amendment and Termination

6.1      Amendment
Except as provided below, the Plan may be amended by the stockholders, by the Board, or by the Committee. However, no amendment may:

         (a) adversely affect any Option that was granted before the adoption date of such amendment, unless any Participant to whom such Option has been granted gives his or her written consent to such amendment; or

         (b) increase the aggregate number of shares which may be issued under the Plan (except an increase occurring under section 4.2 relating to changes in the Company's capitalization) without stockholder approval.

If stockholder approval for an amendment is required under subsection (a) or
(b), such approval must be obtained with twelve (12) months after the date the amendment is approved by the Board. If the required approval is not obtained, any such amendment shall be null and void from its intended effective date.

6.2      Termination
The stockholders, the Board, or the Committee may terminate the Plan at any time. If the Plan is terminated, the Committee shall give notice to affected Participants, terminate all payroll deductions, and pay to the Participants any balances remaining in their Contribution Accounts (without interest) as soon as practicable following such termination.

Article VII. General Provisions

7.1      Administration
The Board shall be responsible for the administration of the Plan. The Board shall have the authority:

         (a) to establish rules and procedures for the administration of the Plan which are not inconsistent with the provisions hereof;

         (b) to interpret the terms and provisions of the Plan and determine all questions arising under the Plan; and

         (c) to delegate to the Committee any of its administrative responsibilities hereunder (except its power to designate Affiliates as participating Companies), including without limitation, those set forth in Sections 7.1(a) and (b) above.

The Committee may, in turn, delegate to the appropriate individuals the authority to administer the Plan and keep records of individual benefits. The Committee, however, may not delegate its power to terminate or amend the Plan.

In carrying out its responsibilities, neither the Board nor the Committee shall discriminate in favor of or against any Participant. Each Eligible Employee shall have the same rights and privileges under the plan, except that the amount of Common Stock which may be purchased under Options granted under the Plan shall bear a uniform relationship to the amount of the Eligible Employee's Compensation.

In carrying out its responsibilities, the Board and the Committee shall have the utmost discretion permitted by law. Also, to the extent permitted by law, all findings of fact, determinations, interpretations, and decisions of the Board or the Committee shall be conclusive and binding upon all persons.

7.2      Rights Not Transferable
Options granted under the Plan may not be transferred by the Participant except by will or by the laws of descent and distribution. Additionally, no Option shall be subject to execution, attachment, or similar process. Any attempt to assign, transfer, attach, or otherwise dispose of any Option granted under this Plan shall be null and void. An Option may be exercised only by the Participant (or by the Participant's legal representative if permitted under Code section
423) during his or her lifetime. After the Participant's death, the Participant's outstanding Option may be exercised by the executor of the Participant's estate pursuant to section 3.3(d).

7.3      Stockholder Rights
A Participant shall not have any rights as a stockholder with respect to Common Stock issuable pursuant to the exercise of an Option granted under this Plan until a certificate for such shares of Common Stock are issued to him or her, or the Company reflects the Participant's ownership in its stock ledger or other appropriate record of Common Stock ownership.

7.4      No Contract of Employment
Nothing contained in the Plan shall be deemed to give any Eligible Employee the right to be retained in the service of the Company or an Affiliate, or to interfere with the right of the Company or an Affiliate to discharge or retire any Eligible Employee at any time.

7.5      Tax Considerations

         (a) Favorable Taxation Under Code Section 423. To qualify for favorable tax treatment under Code section 423, a Participant may not transfer or otherwise dispose of Common Stock acquired under this Plan until the later of:

                (i) one (1) year from the date of acquisition of such Common Stock; or

                (ii) two (2) years after the date on which the related Option was granted (i.e., the first day of the Participation Period for which the Common Stock was acquired).

         However, if the Participant dies before such Common Stock is sold, these holding period requirements do not apply.

         (b) Notice of Disqualifying Disposition. Each Participant who acquires shares of Common Stock under this Plan shall notify the Company, in writing, if the Participant disposes of such shares before the later of the two dates identified in subsection (a) above.

         (c) Withholding. The Committee may make appropriate withholding of federal, state, and local income and employment taxes from a Participant's Compensation to the extent that the Committee deems such withholding to be necessary under applicable law. Alternatively, the Committee may require the Participant to remit any such taxes directly to the Company by separate check.

7.6      Application of Funds
The proceeds received by the Company from the sale of Common Stock under this Plan will be used for general corporate purposes.

7.7      Applicable Law
The obligations of the Company to sell and deliver Common Stock under the Plan shall be subject to all applicable laws, regulations, rules, and approvals, including, but not limited to, the effectiveness of a registration statement under the Securities Act of 1933 if deemed necessary or appropriate by the Company. Certificates for shares of Common Stock issued hereunder may be legended as the Board shall deem appropriate.

Questions relating to the validity, construction, and administration of the Plan shall be determined under the laws of the Commonwealth of Pennsylvania to the extent that such laws are not consistent with Code section 423.

7.8      Severability
If a provision of the Plan is illegal or invalid, the illegality shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included in this Plan to the extent the intent of the Plan can be fulfilled in absence of such provision.

                                    APPENDIX


                                      PROXY

                             U.S. INTERACTIVE, INC.

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF U.S.
                  INTERACTIVE, INC. FOR THE ANNUAL MEETING OF
                    STOCKHOLDERS TO BE HELD ON MAY 23, 2000.

         The undersigned, hereby revoking any contrary proxies previously given relating to these shares, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement in connection with the 2000 Annual Meeting of Stockholders of U.S. Interactive, Inc. (the "Annual Meeting") to be held on Tuesday, May 23, 2000 at 10:00 a.m. at the Wyndham Franklin Plaza Hotel, 17th & Race Streets, Philadelphia, Pennsylvania, and hereby appoints Robert W. Drennen and Philip L. Calamia, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with full power of substitution to each, to vote all shares of the Common Stock of U.S. INTERACTIVE, INC. registered in the name provided herein which the undersigned is entitled to vote at the Annual Meeting, and at any adjournment(s) or postponement(s) thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them hereby is, instructed to vote or act as follows on the reverse side hereof on the proposals set forth in said Proxy Statement. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting.



SEE REVERSE         CONTINUED AND TO BE COMPLETED, SIGNED AND      SEE REVERSE
  SIDE                        DATED ON REVERSE SIDE                    SIDE

[X]      PLEASE MARK VOTES AS IN THIS
         EXAMPLE

THIS PROXY WHEN EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE THREE (3) NOMINEES FOR CLASS II DIRECTORS LISTED BELOW AND FOR PROPOSALS 2, 3, 4 AND 5.

1.       Election of Class II Directors
         Nominees: Stephen T. Zarrilli, William C. Jennings and Robert V. Napier

                [   ] FOR all nominees listed above (except as stricken out
                      above). (To withhold authority to vote for any specific nominee(s), check the foregoing box and strike out or line through such nominee's name on the list above.)

                [   ] WITHHELD for all nominees listed above


2.   Approval of an amendment and restatement of the Company's           FOR        ABSTAIN       AGAINST
     1998 Performance Incentive Plan.                                    [ ]          [ ]           [ ]

3.   Approval of the adoption of the U.S. Interactive Employee           FOR        ABSTAIN       AGAINST
     Stock Purchase Plan.                                                [ ]          [ ]           [ ]

4.   Approval of a stock option granted by Soft Plus, Inc. to            FOR        ABSTAIN       AGAINST
     Michael M. Carter, the Company's Senior Vice President and          [ ]          [ ]           [ ]
     Chief Marketing Officer.

5.   Ratification of the appointment of KPMG LLP, certified              FOR        ABSTAIN       AGAINST
     public accountants, as the Company's independent auditors for       [ ]          [ ]           [ ]
     the fiscal year ending December 31, 2000.

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW                              [ ]


Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature:                                                     Date:
          ----------------------------------------------------      -----------

Signature:                                                     Date:
          ----------------------------------------------------      -----------